                                                                  Exhibit 10.5

                            MARINA CITY RETAIL LEASE

      THIS LEASE is made as of the 31st day of July, 1997 by and between MARINA CITY HOTEL ENTERPRISES, L.L.C., an Illinois limited liability company ("Landlord") and S & W CHICAGO, L.L.C., a Delaware limited liability company ("Tenant").

      WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant enter into the following agreements:

                             BASIC LEASE PROVISIONS

      The descriptions, capitalized words and amounts set forth below are hereby incorporated into and made a part of this Lease, as the same may be qualified by their language elsewhere in this Lease, including those Articles and/or Sections referred to in parentheses:

      A.    Project (Section 1.2): Marina City, Chicago, Illinois (the
            "Project")

      B.    Premises (Section 2.1): Space Number: G

      C. Square Footage (Section 2.1): Approximately 21,543 square feet, of which not less than 17,503 square feet is on the concourse level with an additional approximate 4,040 square feet of enclosed space on the plaza level of the State Street river side of Marina City, subject to final measurement as herein provided.

      D. Term (Section 2.3): an initial partial Lease Year (if the Commencement Date does not occur on the first day of a Lease Year) and thereafter fifteen (15) full Lease Years, and if exercised, the option periods provided for herein.

      E.    Option (Section 2.8): two five (5) year options.

      F. Commencement Date (Section 2.3): Subject to adjustment as provided herein at Section 2.5.A and Section 24.6, the earlier to occur of:

            (i) the date Tenant opens the Premises for business to the general public; or (ii) the later of either:

                  (a) January 1, 1998; provided the Possession Date occurs on or before July 18, 1997; or

                  (b) February 1, 1998 in the event the Possession Date occurs subsequent to July 18, 1997. It is agreed that if the Possession Date has not occurred on or before August 7, 1997, then, and in only such event, provided the Tenant has not opened for business to the general public on or before February 1, 1998, the Commencement Date shall be delayed and extended by an additional one day for each day beyond August 7, 1997 that the Possession Date occurred.

      G. Expiration Date (Section 2.3): last day of the fifteenth (15th) full Lease Year of the Term, unless extended pursuant to the option described in Section E of these Basic Lease Provisions.

      H.    Possession Date (Section 3.4): see Section 3.4 and Exhibit D,
            Section 1.02(c) hereof.

      I. Permitted Use (Section 2.5): A high end, white table cloth style steakhouse or seafood restaurant and food service which (subject to obtaining appropriate permits and licenses) may serve liquor for consumption on the Premises, and including the following ancillary uses: (i) the sale of merchandise of an advertising and promotional nature which merchandise contains the proprietary names of the New York Restaurant Group restaurant operations, as generally sold in Tenant's or the Guarantor's other restaurant operations; (ii) the sale of uncooked meats and seafood for home consumption; and (iii) live entertainment on a limited basis, such as jazz combo in the bar area of the Premises, or musicians hired for private parties held at the Premises; and (iv) incidental thereto, office, storage and other ancillary uses; provided that in the case of both (i) and (iii) above, Tenant shall not conduct its business in such a manner that it will cause Landlord to be in violation of the restrictive covenant described at the second paragraph of Article II, Section
            2.5 of this Lease and, provided further that Tenant agrees that it will not advertise and/or promote, to the public at large, the live entertainment components of its business. The Tenant's menu will be similar to Smith & Wollensky (if the Premises are used as a steakhouse) or The Manhattan Ocean Club (if the Premises are used as a seafood restaurant); provided, however, in no event shall the Premises utilize an Italian themed menu. Initially, Tenant agrees to open for business as a Smith & Wollensky and Wollensky's Grill.

      J.    Base Rent (Section 4.4):
                                                                           Per
            Initial Term                       Annually      Monthly      Sq.Ft.
            ------------                       --------      -------      ------

            Commencement Date to the expiration of
            the first (1st) full Lease Year    $428,060.00   $35,671.67   $19.87

            Next four (4) full Lease Years     $509,923.40   $42,493.62   $23.67

            Next five (5) full Lease Years     $557,318.00   $46,443.17   $25.87

            Next five (5) full Lease Years     $621,947.00   $51,828.92   $28.87

            Option Periods:

            For purposes of this Section, "Effective Rent" shall mean the sum of the Base Rent and Percentage Rent paid or payable during any Lease Year, PROVIDED THAT THE PERCENTAGE RENT OFFSET PROVISIONS OF SECTION 4.5(b) HEREOF SHALL NOT BE USED FOR PURPOSES OF CALCULATING THE BASE RENT DURING THE OPTION PERIODS PURSUANT TO THIS SECTION J.

            OPTION 1 (16th Lease Year through 20th Lease Year): Annual Base Rent shall be equal to 85% of the average Effective Rent during the last three (3) Lease Years of the initial Term of this Lease (i.e., the 13th Lease Year through 15th Lease Year of the Term); provided, however, in no event shall the annual Base Rent for Option 1 be less than the greater of the Effective Rent during the fifteenth (15th) Lease Year (if Percentage Rent was payable for the fifteenth Lease
            Year), or the Base Rent payable for the 15th Lease Year (if no Percentage Rent was payable for the 15th Lease Year.)

            OPTION 2 (21st Lease Year through 25th Lease Year): Annual Base Rent shall be equal to 85% of the average Effective Rent during the last three (3) Lease Years of Option 1 (i.e., the 18th Lease Year through 20th Lease Year of the Term); provided, however, in no event shall the annual Base Rent for Option 2 be less than the greater of the Effective Rent during the 20th Lease Year (if Percentage Rent was payable for the 20th Lease Year), or the Base Rent payable for the 20th Lease Year (if no Percentage Rent was payable for the 20th Lease Year of the Term).

            Landlord and Tenant acknowledge that the actual amount of Base Rent payable during the option periods will be computed on an Effective Rent basis and, therefore, may not be determinable until the submittal of Tenant's annual Gross Sales statement (due ninety (90) days after the expiration of each Lease Year). Accordingly, Landlord and Tenant agree that, until the determination of Tenant's actual Gross Sales (and the Percentage Rent due Landlord, if any) for the applicable Lease Year can be made, Tenant shall be permitted to continue to pay to Landlord the Monthly Base Rent paid by Tenant during the final Lease Year of the Term which has just expired. At such time as the Base Rent for the applicable Option can be determined, Landlord shall invoice Tenant for the new amount of Monthly Base Rent due for the then current option period based on the formulas set forth above, together with the amount of any deficiency in Tenant's Monthly Base Rent payments which has accrued to the date of such invoicing. Within ten (10) days after receipt of Landlord's invoice, Tenant shall pay Landlord any deficiency in Base Rent. From and after the date of Landlord's invoice, Monthly Base Rent shall be adjusted to the amount set forth in the invoice, provided, however, in no event shall the Base Rent be less than the amounts set forth above.

            In the event Tenant believes that Landlord's calculations of the annual Base Rent for either of the Option Periods is incorrect, Tenant shall, within thirty days after receipt of the invoice described in the preceding paragraph, provide Landlord with a written statement enumerating in reasonable detail the reasons for Tenant's objections to such calculations; provided, that if within thirty (30) days after Landlord's receipt of Tenant's aforesaid written statement, Landlord and Tenant are unable to resolve Tenant's objections, then, unless otherwise mutually agreed, any such dispute shall be resolved by binding arbitration in the jurisdiction in which the Premises are located in accordance with the then Commercial Rules of the American Arbitration Association, and the respective costs of such arbitration incurred by each party with respect to such arbitration shall be borne by each such party in equal shares, provided each party shall be responsible to pay its own legal fees and costs for such arbitration.

      K.    Percentage Rent (Section 4.5):

            Commencement Date to the expiration of the first (1st) full Lease Year, 5.5% of annual Gross Sales exceeding a Breakpoint of $7,782,909.09 per annum.

            Next four (4) full Lease Years, 5.5% of annual Gross Sales exceeding a Breakpoint of $9,271,334.55 per annum.

            Next five (5) full Lease Years, 5.5% of annual Gross Sales exceeding a Breakpoint of $10,133,054.54 per annum.

            Next five (5) full Lease Years, 5.5% of annual Gross Sales exceeding a Breakpoint of $11,308,127.27 per annum.

            The annual Breakpoint at which Tenant shall be obligated to commence the payment of Percentage Rent during the Option Periods shall be adjusted by dividing the annual Base Rent payable during the applicable Option Period by five and one-half percent (5.5%).

      L. Trade Name (Section 8.1): Initially as a Smith & Wollensky and Wollensky's Grill and thereafter as a Smith & Wollensky and Wollensky's Grill or The Manhattan Ocean Club.

      M.    Security Deposit (Section 4.1): None

      N.    Notices (Section 24.9):

            Tenant Notices: S & W CHICAGO, L.L.C., Attn: Executive Director, 1114 First Avenue, New York, New York 10021; with copies of any and all notices given to Tenant to also be sent to the Tenant at the same address but to the attention of the Chief Financial Officer.

            Landlord Notices: House of Blues Hospitality, Inc., 333 North Dearborn Street, Suite 606, Chicago, IL 60610; Attn: Jeffrey Lapin

            Copies of any and all notices given to the Landlord above shall also be sent to: Partnership Acquisition Trust XII, 311 South Wacker Drive, Suite 6100, Chicago, IL 60606, Attn: David Murdoch

            With an additional copy of any notices to: BECKER & GURIAN, 513 Central Avenue, Highland Park, Illinois 60035, Attention: Martin Becker, Esq.

      0. Landlord Rent Payment Address: Malet Realty, Ltd., 14 East Jackson Boulevard, Chicago, IL 60604.

      P. Guarantor(s): The New York Restaurant Group, L.L.C., a Delaware limited liability company.

            Guarantor's Address: 1114 First Avenue, New York, New York 10021

      Q. Brokers (Section 24.14): Equis Corporation and MidAmerica Real Estate Corp.

      R.    Tenant's Share of Costs (Section 6.2): Tenant's Proportionate Share

      S.    Tenant's Share of Taxes (Section 6.3): Tenant's Proportionate Share

      T.    Annual Advertising Fee (Section 14.1): None.

      U. Radius Restriction (Section 8.5): two (2) miles from any exterior boundary of the Project.

                                   ARTICLE I
                  EXHIBITS AND DEFINITIONS - MULTI-USE PROJECT
                  --------------------------------------------

      Section 1.1 Exhibits. The exhibits identified below and attached to this Lease are incorporated herein by this reference:

      EXHIBIT "A"       Legal description of the Retail Area (hereinafter
                        defined) of the Project.

      EXHIBIT "B"       Plan showing the Retail Area and other portions of the
                        Project.

      EXHIBIT "C"       Lease Plan and Concept Plan showing generally the
                        location of the Premises. Exhibit C also contains the Tenant Sign Criteria.

      EXHIBIT "D"       Description of Landlord's Work.

      EXHIBIT "E"       Description of Tenant's Work.

      EXHIBIT "E-1"     Tenant's Plans and Specifications.

      EXHIBIT "F"       Design and Construction for Tenant HVAC Systems.

      EXHIBIT "G"       INTENTIONALLY DELETED

      EXHIBIT "H"       Rules and Regulations.

      EXHIBIT "I"       Memorandum of Lease.

      EXHIBIT "J"       Form of Subordination, Non-Disturbance and Attornment
                        Agreement.

      EXHIBIT "K"       Form of Tri-Party Agreement.

      EXHIBIT "L"       Lease Guarantee.

      EXHIBIT "M"       FORM OF HOB AND LANDLORD CONSENT LETTERS

      It is understood and agreed that Exhibit "B" and Exhibit" C" attached hereto are for informational purposes only, and shall not be deemed to be a warranty, representation or agreement on the part of Landlord or Tenant that the Retail Area (hereinafter defined) will be exactly as indicated on said Exhibits, that other tenants which may be shown on said Exhibits will be occupants in the Retail Area, that the number of square feet designated on said Exhibits are accurate, or that the configuration of various premises and the Common Areas shown thereon are accurate.

      Notwithstanding the Exhibits or anything else in this Lease contained, Landlord reserves the right: to add, alter or remove (in whole or in part) buildings, structures or Common Areas (as hereinafter defined) to change the location of structures; to change building dimensions; to change the number of floors in any building or structure; to provide, and thereafter, alter, relocate or otherwise change subterranean, ground level or multiple level parking areas; to provide enclosed or exposed passageways and pedestrian bridges connecting buildings; to convert Common Areas into leasable areas; to erect both temporary and permanent kiosks within the Common Areas; to reduce the size of the Project or the Retail Area or to expand the size thereof by acquiring or making available additional property; to change the number, location and the identity, type and location of other stores and tenants and the size, shape, location and arrangements of the Common Areas; and to design and decorate any portion of the Retail Area as it desires; provided that: (i) the Access Areas (hereinafter so called) to the Premises identified on Exhibit B and C shall not be materially interfered with by Landlord; and (ii) there shall be no permanent and material obstruction of the visibility of the facade of the Premises from either side of the Chicago River and from State Street, in connection with Landlord's exercise of any of the rights described above.

      Notwithstanding anything to the contrary set forth in the preceding two paragraphs, Landlord hereby agrees that Landlord shall in no event exercise any of its rights as set forth in this Section 1.1 within the portions of the Retail Area as shown on Exhibit "C" and identified thereon as the "No Disturbance Area", nor shall Landlord construct (or permit the construction of any building, improvement or other structure within such No Disturbance Area, nor shall Landlord permit any reduction, enlargement, relocation of any Common Areas located within such No Disturbance Area, except as may be otherwise contemplated elsewhere in this Lease to the contrary, nor shall Landlord conduct any actions within such No Disturbance Area that materially and adversely impedes pedestrian access to the Premises.

      Landlord agrees to use reasonable efforts to cause any exercise of Landlord's rights under the preceding paragraphs to be conducted in such a manner so as to not unreasonably interfere with, and so as to minimize, to the extent reasonably possible, disruptions of, the use, occupancy and enjoyment of the Premises or any part thereof by Tenant and Tenant's customers, licensees and invitees. Landlord agrees to use its reasonable efforts to provide Tenant with reasonable prior notice of Landlord's intent to exercise any of its rights pursuant to the preceding paragraphs.

      Section 1.2. Definitions.

      The following terms shall have the meanings set forth below:

      (a) CURRENT EASEMENT AND OPERATING AGREEMENT. That certain Grants and Reservations of Easements pertaining to Harper's Resubdivision, dated December 9, 1977, (as amended on or about February, 1996) entered into by and among Amalgamated Trust and Savings Bank, not individually but as Trustee under Trust No. 300 and Marina City Corporation, as the same may be amended, supplemented, restated, extended, superseded or replaced from time to time.

      Landlord represents that the use and occupancy of the Premises and the conduct of business operations therein, all as described and provided in Article VIII hereof, shall not violate the terms and provisions of the foregoing described operating agreement, and Landlord further hereby agrees that any such future amendments, supplements, restatements, extensions, superseding documents, or replacements for, the operating agreement shall not impose any greater obligations on Tenant than are contemplated by this Lease and that Tenant's right to possession of the Premises and the conduct of business therein shall not be interfered with as a result of such amendments, supplements, restatements, extensions, superseding documents or replacements to the operating agreement.

      (b) LAND. That land, exclusive of any improvements thereon, situated in Chicago, Illinois, within the area bounded by State Street, Dearborn Street, Kinzie Street and the Chicago River, with that area hereinafter defined as the Retail Area and being legally described on Exhibit A attached hereto.

      (c) MAJOR COMPONENTS. The Residential Area and the Retail Area (as defined in subsection (1.2.(e)).

      (d) MAJOR OCCUPANT. Any occupant of the Project that leases or has the right to occupy at least 20,000 square feet of floor area in any building.

      (e) PROJECT. Marina City being a vertical mixed use development consisting of commercial and residential condominium components which, together with the land upon which the foregoing are located, are hereinafter collectively referred to as the "Project". The Landlord has undertaken to redevelop the Retail Area of Marina City which areas constitute the limit of Landlord's ownership. Each residential condominium unit, together with a certain portion of the Common Area devoted to the exclusive use of the occupants of the Residential Area units ("Residential Area"), is separately owned and is separate and apart from the commercial component constituting Marina City. The Retail Areas of Marina City include retail, commercial and parking and other Common Areas which from time to time may include, but are not limited to, general retail, entertainment, restaurant and hospitality types of uses.

      (f) RETAIL AREA. The Leasable Area of the Project which Landlord intends to develop for commercial purposes, which are, as of the date of this Lease, indicated on Exhibit B attached hereto as "Retail Area" or "Retail Space".

                                   ARTICLE II
                            LEASED PREMISES AND TERM
                            ------------------------

      Section 2.1. Leased Premises.

      Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the space in the Retail Area of the Project identified in Section B. of the Basic Lease Provisions and outlined on Exhibit "C" attached hereto (the "Premises"), together with any and all easements, rights, privileges and appurtenances granted or created hereunder to or for the benefit of Tenant and all of Landlord's right, privileges, easements and appurtenances belonging or pertaining to the said Premises and all improvements erected or to be erected thereon. The Premises contains the square footage set forth in Section C of the Basic Lease Provisions. Upon Landlord's request, Tenant agrees to execute and deliver to Landlord a certificate stating the dimensions and square footage of the Premises. In the event the actual square footage of the Premises, as determined by the process set forth at Section 2.1.A. below, is more than, or less than, the square footage set forth above, this Section 2.1 shall be modified accordingly, as will Section C of the Basic Lease Provisions hereof for purposes of determining Base Rent on a square foot basis and the Additional Rent which are calculated on the basis of the square footage of the Premises.

      Section 2.1.A. Measurement of Retail Area and the Premises.

      The actual "as built" square footage of the Retail Area and the Premises shall be determined by measuring such areas to the center line of all party or common walls, to the exterior faces of all other walls, and to the lease line(s) where there is no wall. After the Commencement Date, Landlord or Landlord's Architect or Agent may measure the Retail Area and the Premises to determine the actual "as built" square footage of the Retail Area and of the Premises. If such determination shall yield an amount less than or greater than the square footage as set forth either Section 1.2.(f) (with respect to the Retail Area) or Section 2.1.A with respect to the Premises, then Landlord and Tenant shall execute and deliver to each other an Amendment to this Lease stating the actual square footage of the Retail Area and if applicable, the Premises as determined by such "as built" determination. The Landlord and Tenant agree, that for purposes of determining Tenant's Proportionate Share (for the uses contemplated at Section 2.6 hereof), in no event shall the square footage of the Retail Area be less than 100,000 square feet. The parties agree that in the event of a dispute between Landlord's architect and Tenant's architect as to such dimensions and square footage, the decision of a mutually acceptable third party architect (the cost of which shall be shared equally by Landlord and Tenant) shall be final and conclusive.

      Section 2.2. Roof and Walls.

      Landlord, except as provided herein to the contrary, shall have the exclusive right to use all or any part of the roof or exterior walls and area beneath the floor of the Premises for any purpose, including, but not limited to: erecting signs or other structures on or over all or any part of the same; erecting scaffolds and other aids to the construction, maintenance and installation of the same; and in installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires and all other mechanical equipment leading through, to or from the Premises and serving other parts of the Project in locations which do not materially interfere with Tenant's use of the Premises. Notwithstanding the terms of this paragraph to the contrary, Landlord agrees to use its good faith efforts to perform any work done by it pursuant to the foregoing, above Tenant's finished ceiling, below the floor or in the demising walls. Any such work shall be done on reasonable prior written notice to Tenant and Landlord agrees to use its good faith efforts to perform such work in such a manner as to minimize any interference with the conduct of Tenant's business in the Premises. In the event the performance of such work exceeds two
(2) business days and the performance of same requires Tenant to cease the conduct of its business on a day where it would otherwise be operating, then beginning on the third date of such cessation until the earlier of the completion of such work or the date Tenant reopens for business, Base Rent, Additional Rent and all other charges due and payable by Tenant hereunder shall abate.

      Landlord agrees that scaffolding erected either on the exterior or interior of the Building of which the Premises form a part might constitute a material interference with Tenant's operation, and Landlord agrees that it will exercise its good faith efforts to limit, from time to time, the existence of scaffolding, which constitutes such material interference, to no more than a consecutive thirty day period.

      Section 2.3. Term.

      The Term of this Lease shall be as set forth in Section D of the Basic Lease Provisions, commencing on the Commencement Date specified in Section F of the Basic Lease Provisions and ending on the Expiration Date specified in Section G of the Basic Lease Provisions, unless sooner terminated pursuant to any provision of this Lease. The Term shall include the Option Periods described at Section E of the Basic Lease Provisions, and Section 2.8 of this Lease, if any, as validly extended by Tenant.

      Notwithstanding the Commencement Date of the Term, the provisions of this Lease shall apply as of the date hereof (other than with respect to the payment of Base Rent and Additional Rent, which shall commence on the Commencement
Date).

      Section 2.3.A(i) Tenant Conditions Precedent.

      This Lease is subject to, and contingent upon, the satisfaction and/or waiver by Tenant of the following "Tenant Conditions Precedent" (herein so called) on or before the dates specified below:

      1. On or before JUNE 15, 1997, Tenant obtaining reasonable assurances that a liquor license will be available to Tenant at the Premises at such time as Tenant has completed Tenant's Work and a certificate of occupancy has been issued by the City of Chicago (the "City");

      2. On or before JUNE 15, 1997, Tenant having received reasonable assurances from the City that the architectural concepts described in the Concept Plans have been approved by the City;

      3. On or before the execution of this Lease by both Landlord and Tenant, the Tri-Party Agreement and the letters of consent to be executed by HOB Marina City Partners and HOB Chicago, Inc. and by the Landlord, each in the form and content of those letters attached hereto as Exhibit "M" and made a part hereof will ALL have been executed by all of the parties thereto;

      4. On or before the execution of this Lease by both Landlord and Tenant, the Subordination, Non-Disturbance and Attornment Agreement will have been executed by all parties thereto; and

      5. On or before the execution of this Lease by both Landlord and Tenant, Tenant shall have received reasonable evidence of the full and unconditional waiver or release of each and every mechanic's lien claim encumbering or affecting the RETAIL AREA as of the date of this Lease (including, without limitation, all of those certain mechanic's lien claims described in that certain Commitment for Title Insurance (THE "COMMITMENT") dated effective 11/25/96 and issued by Chicago Title Insurance Company under Order No. 1401 007642557 D2).

      Tenant agrees to exercise its best and continuous efforts to obtain the assurances described at 1 and 2 above on or before JUNE 15, 1997. In connection therewith, Tenant agrees to file, on or before the execution of this Lease by both Landlord and Tenant, all appropriate documentation in connection with obtaining the assurances described at 2 above in accordance with all applicable laws, rules and regulations. In the event the City is only willing to provide the Tenant with the assurances contemplated at 2 above, if TENANT is willing to agree to make reasonable modifications to the Concept Plan, Tenant agrees that it will make such reasonable modifications. If the Tenant Conditions Precedent described at 1, 2, 3, 4 or 5 above have not been satisfied to Tenant's complete satisfaction (in the sole determination of Tenant) on or before the respective dates specified in items 1, 2, 3, 4 and 5 above, then, and in such event, Tenant shall have the right to either waive such unsatisfied TENANT Condition(s) Precedent or to terminate this Lease by giving Landlord written notice of Tenant's election of such waiver or termination not later than 5 p.m. on the respective dates specified in items 1, 2, 3, 4 and 5 above. If Tenant does not deliver notice of such waiver or termination to Landlord on or before 5 p.m. on the respective dates specified in items 1, 2, 3, 4 and 5 above, such failure shall be deemed to be a waiver of Tenant's right to terminate this Lease pursuant to this Section 2.3.A.(i), in which event the Tenant Conditions Precedent shall be deemed to have been satisfied. Landlord shall use all reasonable efforts to cooperate with Tenant in obtaining the assurances and other items described in this Section 2.3.A.(i).

      In the event Tenant has elected to terminate this Lease for the failure of any one or more of the Tenant Conditions Precedent, Landlord shall have an additional 30 day period immediately subsequent to the receipt of Tenant's termination notice in which to attempt to obtain the satisfaction of such condition(s). In the event Landlord makes such election, Tenant agrees to provide its full cooperation to Landlord.

      If Landlord successfully obtains the satisfaction of such condition(s) during such additional 30-day period, then Tenant's termination of this Lease pursuant to this Section 2.3 A.(i) shall be void but the Commencement Date shall be extended by an additional 30 days. If Landlord is unsuccessful in obtaining the satisfaction of such condition(s) during such additional 30-day period, then this Lease shall automatically terminate at the conclusion of such 30-day period without necessity of further notice.

      Section 2.4. Lease Year Defined.

      The term "Lease Year" means a period of twelve (12) consecutive calendar months, the first full Lease Year commencing on the first day of January following the Commencement Date of the Term, and each succeeding Lease Year shall commence upon the anniversary date of the preceding Lease Year. Any portion of the Term of this Lease commencing prior to the first full Lease Year or commencing after the last full Lease Year shall be deemed a "Partial Lease Year".

      Section 2.5. Use of Premises.

      Tenant is permitted to use the Premises for the purposes specified in
Section I of the Basic Lease Provisions, and for no other purpose whatsoever. The specific use specified in said Section I is a material consideration to Landlord in order that there be maintained within the Project an appropriate tenant mix so as to achieve the maximum gross sales for all tenants and to assure the continued operation of a multi-use development. Tenant shall obtain, at its own expense, all necessary governmental licenses and permits for such use. Tenant acknowledges that no representations have been made to Tenant that any other tenant will lease space within the Project, and that, except to the extent of the restrictive covenant set forth below, Tenant has no exclusive right to sell merchandise, goods or services of any type or character.

      Except as specifically contemplated at Section I of the Basic Lease Provisions, the permitted use of the Premises does not include (and specifically excludes) the right to provide theme oriented merchandise, food, drink and/or multi-media and/or live or prerecorded entertainment in connection with a "theme-oriented" venue such as "Hard Rock Cafe", "Planet Hollywood", "Harley-Davidson Cafe", "Mo-Town Cafe", "Billboard Cafe" or any similar operations. Furthermore, the Permitted Use of the Premises does not include (and specifically excludes) the docking, loading, or unloading any boat which might or could compete with the "Blues Boat" or any other boat operated, docked, or loaded or unloaded by HOB Chicago, Inc. or the tenant, subtenant or any occupant of the theater building (identified as such on Exhibit B hereof) or any portion of the Project, or their respective successors or assigns.

      Notwithstanding anything contained herein to the contrary, and so long as Tenant is (and has not previously ceased) continuously (except as otherwise set forth herein) operating its business at the Premises for the operation of a high end, white tablecloth style steak house (and is not otherwise in default of its obligations hereunder beyond any applicable cure period) Landlord agrees not to hereafter lease premises within the Retail Areas of the Project to any tenant whose primary use is the operation of a steakhouse restaurant. The following are examples of operators whose primary use is the operation of steakhouse restaurants: Ruth's Chris, Chop House, The Outback, Lone Star, Morton's, Ponderosa and Sizzler. "Primary use", as used herein, shall mean that fifty percent (50%) or more of said tenant's proposed menu is composed of steaks and/or chops. Tenant acknowledges and agrees the provisions of this paragraph shall not apply to any land not owned or controlled by Landlord or leases entered into prior to the date of this Lease (excepting, however, any such prior leases under which Landlord still has rights of approval or control over the use of the premises leased pursuant thereto). Tenant's sole remedy for a violation of this restrictive covenant shall be a reduction of Base Rent by fifty percent (50%) for a period of one (1) year. At the expiration of such one (1) year period, Tenant shall and must elect to either: (1) terminate this Lease; or (2) resume payment of full Base Rent without regard to the provisions of this paragraph. If Tenant fails to make such election, Tenant shall be deemed to have elected (2) above.

      Provided Tenant is not then in default of this Lease beyond any applicable cure period, Tenant shall have the right to change the restaurant concept to be operated from the Premises, so long as Landlord gives its prior written consent, not to BE unreasonably withheld or delayed, provided:

      A. Tenant provides at least ninety (90) days' prior written notice to Landlord of Tenant's intention to change the restaurant concept to be operated from the Premises, which notice shall specify the effective date of such change, the proposed concept and the menu therefor.

      B. In no event shall the proposed concept cause Landlord to be in violation of any exclusive use or restrictive covenant previously entered into with respect to the Project (whether entered into prior or subsequent to the date of this Lease), including, without limitation, the restrictive covenant set forth above in this Article II (provided, that Landlord shall, upon receipt of request therefor by Tenant, deliver to Tenant within fifteen (15) days following Landlord's receipt of such request, a description of any and all such exclusive uses or restrictive covenants existing at such time with respect to the Project and/or as shall be then in force and effect with respect to the Project).

      C. In no event shall the menu or merchandise of any new concept duplicate the primary uses of any other tenant or occupant of the Project; and

      D. The concept is one that is suitable for first class mixed use developments in the Chicago downtown area.

      Notwithstanding anything to the contrary set forth herein, it is agreed that Tenant shall have the right one time during the Term of this Lease, including the options, to change the restaurant concept to be operated from the Premises to another currently existing New York Restaurant Group concept, without Landlord's consent provided that:

A. Tenant provides at least ninety (90) days' prior written notice to Landlord of Tenant's intention to change the restaurant concept to be operated from the Premises, which notice shall specify the effective date of such change, the proposed concept and the menu therefor;

B. In no event shall the proposed concept cause Landlord to be in violation of any exclusive use or restrictive covenant previously entered into with respect to the Project (whether entered into prior or subsequent to the date of this Lease), including, without limitation, the restrictive covenant set forth above in this Article II (provided, that Landlord shall deliver to Tenant within fifteen (15) days following Landlord's receipt of the notice described at A above, a description of any and all such exclusive uses or restrictive covenants existing at such time with respect to the Project and/or as shall be then in force and effect with respect to the Project);

C. In no event shall the menu or merchandise of any new concept duplicate the primary uses of any other tenant or occupant of the Project; and

D. The concept is one that is suitable for first class mixed use developments in the Chicago downtown area.

      The following are existing New York Restaurant Group restaurants: Smith & Wollensky, The Manhattan Ocean Club, Maloney and Porcelli, Wollensky Grill, The Posthouse, Cite', Cite' Grill, Park Avenue Cafe, and Mrs. Park's Tavern.

      It is agreed that in the event the Premises, subsequent to such change in concept, are no longer used as a high end, white table cloth style steakhouse, then the restrictive covenant (relating to the white table cloth restaurant operation of Tenant) set forth above shall thereafter be of no further force and effect.

      Section 2.5.A. Tenant's Failure to Initially Obtain a Liquor License.

      In the event Tenant fails initially to obtain a liquor license from the City for the Premises and such failure was attributable to reasons out of Tenant's reasonable control, then, and in such event, Tenant shall have the right to terminate this Lease (which termination shall be effective as of the date of expiration of the Cure Period) by giving Landlord no less than six months notice (the "Cure Period") of its intention to terminate this Lease, which notice, if given, must be given no later than the sixth month anniversary after the occurrence of the Commencement Date. During the Cure Period both Landlord and Tenant agree to diligently attempt to obtain a liquor license and if such license is obtained during the Cure Period the Lease shall not be terminated; provided, however, that if the liquor license is obtained during such Cure Period but on a date which is subsequent to the Commencement Date provided in Section F of the Basic Lease Provisions, then such Commencement Date shall be automatically extended to the date of issuance of such liquor license to Tenant.

      In the event the Lease is terminated for the reasons stated in this
Section 2.5.A, as a condition of and concurrently with the final effective date of such termination, Tenant shall reimburse Landlord the portion of Tenant's Improvement Allowance theretofore paid to and received by Tenant.

      Section 2.6. Proportionate Share.

      A. Tenant's Proportionate Share shall be the percentage equal to a fraction, the numerator of which shall be the square footage of the Premises specified in Section C of the Basic Lease Provisions and the denominator of which shall be the square footage of the Retail Area as specified at Section 2.1.A. Tenant's Proportionate Share shall be subject to adjustments contemplated at Section 2.1.A. hereof.

      Section 2.7. Intentionally Omitted.

      Section 2.8. Option to Extend Term.

      Tenant, by written notice to Landlord given no later than 6 months before the end of the then applicable Lease Term, shall have the option to renew this Lease for two (2) additional consecutive five (5) Lease Year periods (the "Option Periods") commencing, with respect to Option 1, on the expiration of the then current Term of this Lease and, with respect to Option 2, on the expiration of option 1, pursuant to all of the terms, covenants, and conditions of this Lease and at the Base Rent and Percentage Rent set forth in Sections J and K of the Basic Lease Provisions hereof, provided that at the time the notice hereinabove referred to is given and at the time the applicable Option Period commences, and at all times in between, Tenant is not in default hereunder beyond any applicable cure period set forth in this Lease.

                                  ARTICLE III

                           LANDLORD AND TENANT'S WORK
                           --------------------------

      Section 3.1. Landlord's Work.

      Landlord shall, at its expense (except as otherwise provided for in Exhibit D and/or Exhibit F attached hereto with respect to the Structure, as such term is defined in Section 3.2) construct the Premises in substantial accordance with plans and specifications prepared or to be prepared by Landlord's architect, incorporating in such construction all work described in said Exhibit D and/or Exhibit F as being required of Landlord (herein called "Landlord's Work"). All of Landlord's Work shall be performed in a good and workmanlike manner and be in compliance with all applicable laws, ordinances, codes, and building regulations.

      Section 3.2. Tenant's Work.

      Tenant, at Tenant's expense, shall construct or make or shall cause to be constructed or made the improvements provided for in Exhibit E attached hereto, which work shall be deemed to be Tenant's Work, including all work designated as Tenant's Work in said Exhibit "E", and Tenant shall do and perform, at its expense, all of Tenant's Work diligently and promptly and in accordance with the following provisions. Tenant's Work shall specifically include the design and construction of a one (1) story structure (with roof) covering the existing ice skating rink and a portion of the plaza, substantially in accordance with the Concept Plan prepared by Haverson Architecture and Design, P.C., which concept drawing is attached hereto and made a part hereof as Exhibit C and which concept drawing is hereby approved by Landlord for all purposes (subject to minor changes to such concept drawings as may be agreed upon by Landlord and Tenant in writing ("Structure")). Landlord, at Landlord's expense, shall be responsible for the obtaining of necessary approvals for the Structure (including and not limited to governmental agencies having appropriate jurisdiction). The approximate location of the Structure is depicted on Exhibit C.

      Section 3.2.A. Design and Construction of Ramp.

      The proposed handicap accessible ramp from the State Street elevation to the plaza level is depicted on Exhibit C hereof. Landlord shall reimburse the Tenant (or, alternatively, at Tenant's sole election, Landlord shall pay the contractor(s) directly upon Landlord's receipt of statement therefor) for the actual direct out of pocket costs incurred by Tenant or owing to such contractors in connection with the design and construction of such ramp, within thirty (30) days after the completion of such ramp and the delivery to Landlord of those documents contemplated to be delivered by Tenant pursuant to the provisions of Section 3.6 hereof. The design and construction of said ramp shall be deemed to be a part of Tenant's Work, BUT THE REIMBURSEMENT OF THE COST THEREOF BY LANDLORD PURSUANT HERETO SHALL BE IN ADDITION TO (AND NOT INCLUDED
IN) THE TENANT IMPROVEMENT ALLOWANCE.

      Section 3.3. Tenant's Obligations Before Commencement Date.

      A. Plans.

      Landlord has previously delivered to Tenant an architectural plan of the Premises depicting the demising partitions and the approximate square footage of the Premises (the "Tenant Print Package"). On or before June 30, 1997, Tenant will submit to Landlord a reproducible (sepia) set of plans and specifications (the "Plans") and five (5) prints of Tenant's Work to be done within the Premises prepared in conformity with the applicable Exhibits (including the Tenant Print Package). No later than ten (10) business days thereafter, Landlord shall notify Tenant of any failure of the Plans to conform to the applicable Exhibits hereto or otherwise to meet with Landlord's approval. Tenant shall, within ten (10) business days after receipt of any such notice, cause the Plans to be revised and resubmitted to the

Landlord for Landlord's approval. Landlord shall notify Tenant no later than five (5) business days following Landlord's receipt of such resubmitted Plans of any failure of such resubmitted Plans to conform to the applicable Exhibits hereto or to otherwise meet with Landlord's approval and Tenant shall, within five (5) business days after receipt of any such notice cause the Plans to again be revised and resubmitted to the Landlord for Landlord's approval, and this procedure shall be repeated until the Plans are mutually and reasonably approved by both Landlord and Tenant. If Landlord fails to notify Tenant of any failures of or desired revisions to the Plans within any of the respective ten and/or five-business day periods set forth in this Section 3.3. A. hereinabove, then Landlord shall be deemed to have approved the version of the Plans then last submitted by Tenant hereunder for all purposes under this Lease. Notwithstanding anything to the contrary set forth herein, Tenant agrees that the Plans shall be drawn so as to conform substantially to the improvements contemplated by the concept drawing set forth in Exhibit "C" attached hereto, and Tenant further agrees that the Plans shall be prepared in compliance in all material respects with all governmental codes and ordinances applicable thereto. Landlord agrees that if the aforesaid concept plans have been approved by the City of Chicago (as contemplated in Section 2.3. A. hereof) and if such Plans are otherwise prepared in compliance with the requirements of the immediately preceding sentence, Landlord will not unreasonably withhold, condition or delay its approval of such Plans.

      When Landlord or its designated agent has approved the original or revised Plans, Landlord shall initial and return one set of approved Plans to Tenant and the same shall become a part hereof as Exhibit "E-1". Tenant shall not commence any of Tenant's Work until Landlord has approved Exhibit "E-1".

      Tenant agrees that: (i) no later than ten (10) days after the Landlord and Tenant have both approved the Plans, Tenant shall submit to the City and all other applicable governmental authorities, the Plans; (ii) it will diligently pursue the obtaining of such permits; and (iii) it will use all reasonable continuous efforts to comply with all requirements with regard to obtaining its permits, including all requests for information by applicable governing authorities. Landlord shall use all reasonable efforts to cooperate with Tenant in obtaining such permits, which shall include attendance of a representative of Landlord at zoning variance meetings where Tenant requests the same with reasonable prior notice to Landlord, and Landlord's signature on applications where required. In no event shall Landlord be deemed to be required to engage attorneys or bring legal action against the City or any other governmental authority for any denial of such permits or licenses.

      In the event, on or before June 30, 1997, Tenant has not received permits from the City of Chicago which would enable it to commence construction of the Structure and other improvements comprising Tenant's Work, Tenant shall have the option to terminate this Lease by written notice to Landlord given by Tenant on or before June 30, 1997.

      If Tenant does not deliver notice of such termination to Landlord on or before 5 p.m. on June 30, 1997, such failure shall be deemed to be a waiver of Tenant's right to terminate this Lease pursuant to this Section 3.3.A.

      In the event Tenant has elected to terminate this Lease for the reasons described in this Section 3.3.A, Landlord shall have an additional 30 day period immediately subsequent to the receipt of Tenant's termination notice in which to attempt to obtain the satisfaction of such condition(s). In the event Landlord makes such election, Tenant agrees to provide its full cooperation to Landlord. If Landlord successfully obtains the satisfaction of such condition(s) during such additional 30-day period, then Tenant's termination of this Lease pursuant to this Section 3.3.A. shall be void but the Commencement Date shall be extended by an additional 30 days. If Landlord is unsuccessful in obtaining the satisfaction of such condition(s) during such additional 30-day period, this Lease shall automatically terminate at the conclusion of such 30-day period without necessity of further notice.

      B. Landlord's Disclaimer.

      Landlord's approval of Tenant's plans and specifications and preliminary design concept drawings shall not in any manner constitute a representation or warranty by Landlord that: (i) said plans and specifications comply with applicable laws, codes or building requirements; (ii) the work specified or depicted therein is fit for its intended purpose or is structurally safe and/or sound; (iii) the cost of performance thereof by Tenant shall be in any specific amount or in the amount estimated or calculated by Tenant; or (iv) that all or any required permits and licenses will be issued predicated thereupon.

      C. Failure to Comply.

      Unless this Lease has previously been terminated pursuant to the terms contained herein, in the event Tenant:

            (A) fails to open its business to the public within sixty (60) days following the occurrence of the Commencement Date for reasons other than force majeure or delays caused by Landlord, then, and in such event, Landlord shall have all of the following rights, in addition to any other right or remedy it may have pursuant to this Lease, or at law or at equity, to:

            (i) Terminate this Lease upon ten (10) days' prior written notice to Tenant and recover from Tenant an amount equal to the cost of any work done by Landlord pursuant to this

            Lease (or any subsequent agreement between Landlord and Tenant) for Tenant's account (on the basis of the actual cost) including electrical work, plumbing, concrete floor slabs and heating and air conditioning equipment and facilities; or

            (ii) Collect rent from the Commencement Date to the date on which Tenant opens for business at a per diem amount equal to 125% of the Base Rent and Additional Rent payable by Tenant hereunder, plus all reasonable expenses incurred by Landlord pursuant to this Lease.

            (B) Shall not have furnished Landlord with Tenant's plans and specifications within seventy five (75) days of the date specified herein for reasons other than force majeure or delays caused by Landlord, then, and in such event, the Landlord shall have the right in addition to any other right or remedy it may have pursuant to this Lease or at law or at equity to:

            (i) Terminate this Lease upon ten (10) days' prior written notice to Tenant and recover from Tenant an amount equal to the Base Rent for one (1) Lease Year, along with the cost of any work done by Landlord pursuant to this Lease (or any subsequent agreement between Landlord and Tenant) for Tenant's account (on the basis of the actual cost) including electrical work, plumbing, concrete floor slabs and heating and air conditioning equipment and facilities; or

            (ii) collect Base Rent and Additional Rent from the date upon which such plans were due to the date on which Landlord receives such plans at a per diem amount equal to the Base Rent and Additional Rent payable by Tenant hereunder, plus all reasonable expenses incurred by Landlord pursuant to this Lease.

      The liquidated damage provisions of (A) and (B) above are intended as reasonable estimates of Landlord's damages because of Tenant's failure to take possession and open the Premises and/or submit plans and specifications on a timely basis and as a settlement of the actual damages that might arise because of such failure. The parties agree that these damages are reasonable, bear significant relation to the actual damages that Landlord might sustain, which damages Tenant and Landlord agree would be uncertain and difficult to prove, and is not a penalty for Tenant's failure to perform. The acceptance by Landlord of the liquidated damages set forth in (A) and (B) above shall not be deemed permission for Tenant to continue to violate the provisions of this Lease by not taking possession and/or opening the Premises for business, and shall not preclude Landlord from seeking any other remedy (other than money damages) for such violation including, without limitation, specific performance or termination of this Lease or termination of Tenant's right to possession as described in Article XVIII, which Landlord may pursue at any time while the violation continues.

      Section 3.4. Possession Date - Tenant's Construction.

      A portion of the Premises, consisting of approximately 2,800 square feet is currently occupied by a grocery store. That portion is highlighted, in blue, on page A-5 of Exhibit B, and is herein referred to as "Space G-2". The Landlord expects that it will be able to deliver possession of Space G-2, free and clear of such tenancy, no later than August 7, 1997. The Landlord and Tenant each desire that Tenant commence Tenant's Work as soon as possible. Landlord shall deliver possession of the Premises (except for Space G-2) upon the mutual execution and delivery of this Lease. Landlord further agrees to deliver possession of Space G-2 at such time as Space G-2 has been vacated by said grocery store and Landlord has completed the abatement of the asbestos in Space G-2. Tenant agrees to accept possession at the times hereinabove contemplated and provided that the other conditions to Landlord's delivery of possession of the Premises and determination of the Possession Date, as set forth in Exhibit D hereto, have at such times been fully satisfied. The Landlord and Tenant further agree that for purposes of paragraph F of the Basic Lease Provisions, that the Possession Date shall not be deemed to have occurred until all of the Premises have been delivered to Tenant.

      Tenant shall commence such Tenant's Work as soon as is reasonably possible following the delivery of the Premises to Tenant in accordance with the terms and conditions of Exhibit D hereto. Tenant shall complete Tenant's Work in substantial accordance with applicable Exhibits hereto and install all store and trade fixtures, signs, equipment, stock in trade, merchandise and inventory, and open for business therein not later than the Commencement Date. Tenant shall notify Landlord of any material variation between Tenant's plans as approved by Landlord and the as-built construction of the Premises.

      All construction work to be performed by Tenant hereunder shall be performed in a good and workmanlike manner in material compliance with all applicable laws, codes and building requirements of the local authorities. Except as otherwise expressly set forth herein (for example, with respect to the Structure), Tenant agrees to procure and pay for all necessary permits, licenses and consents required in connection with Tenant's Work. Tenant agrees that Tenant's Work shall not unreasonably interfere with the conduct of Landlord's or any other parcel owner's business or work in the Project.

      Section 3.5. Condition of Premises.

      A. Subject to Landlord's representation in Article XXV with respect to the environmental condition of the Premises at the time of delivery of possession to Tenant, and the punchlist procedure provided for in Exhibit D of this Lease, Tenant's taking possession of the Premises shall be prima facie evidence of Tenant's acceptance thereof in good order and satisfactory condition. Tenant agrees that no representations respecting the condition of the Premises and no promises to decorate, alter, repair or improve the Premises either before or after the execution hereof have been made by Landlord or its agents to Tenant unless the same are contained herein or made a part hereof.

      B. By opening for business with the public, and subject to the punch list procedures set forth in Exhibit D, Tenant shall be deemed to have (1) accepted the Premises; (2) acknowledged that the same are in the condition called for hereunder; and (3) agreed that the obligations of Landlord under Article III hereof have been fully performed.

      Section 3.6. Tenant's Improvement Allowance; Construction Escrow.

      Landlord shall pay to Tenant, a Tenant Improvement Allowance equal to $120.45 times the actual number of square feet within the Premises. Tenant's Improvement Allowance shall be paid to Tenant thru a construction escrow with a title company or other party to be mutually and reasonably agreed upon by and among Tenant, Landlord and Landlord's Lender, acting as the Construction Escrowee, pursuant to a written Construction Escrow Agreement between Landlord, Tenant, Landlord's Lender and the general contractor engaged by Tenant. It is agreed that all payments with respect to Tenant's Work shall be made thru and pursuant to the Construction Escrow. The Construction Escrow Agreement shall be the standard form construction escrow agreement typically utilized by the Construction Escrowee and said Agreement shall be modified to accommodate the specific agreements between Landlord and Tenant as hereinafter set forth.

      From time to time Landlord shall deposit with the Construction Escrowee, Landlord's Fraction (as defined below) of the amount of each draw request submitted by Tenant (or, as applicable, Tenant's general contractor), not to exceed, however, when combined with all prior payments by Landlord hereunder, the total amount of Tenant's Improvement Allowance as aforesaid. Each such payment shall be made on or before the expiration of the 30 days following the day in which each such draw request is submitted by Tenant (or, as applicable, Tenant's general contractor); provided, that Tenant shall furnish Landlord and the Construction Escrowee with evidence reasonably satisfactory to Landlord and the Construction Escrowee of the payment or arrangement for payment of Tenant's Fraction (as defined below) of the amount of each such draw request on or prior to the date on which Landlord is obligated to pay the Landlord's Fraction of each such draw request.

      As used herein, the term "Landlord's Fraction" shall be equal to a fraction, the numerator of which shall be $120.45 times the actual number of Square Footage contained in the Premises and the denominator of which shall be the Construction Costs for performing Tenant's Work (but in no event shall Landlord's fraction be more than 1). The term "Construction Costs" as used herein shall mean the full amount of all costs (both so-called "hard costs" and so-called "soft costs") of performing Tenant's Work and shall include and shall not be limited to, permit and license fees, architect's fees, engineering fees, financing charges, costs of labor and materials or of contracts and subcontracts for work, labor and materials and all other costs required to be expended by Tenant in connection with the performance of Tenant's Work. The term "Tenant's Fraction" shall be the fraction which is determined by subtracting the amount of the Landlord's Fraction from 100%. Concurrently with Landlord's deposit of the Landlord's Fraction of the Tenant's Improvement Allowance with respect to each draw request submitted by Tenant pursuant to this Section 3.6, Tenant agrees to deposit with the Construction Escrowee an amount equal to Tenant's Fraction of the amount of the subject draw request. The Escrowee shall not be obligated to disburse funds with respect to any draw request unless and until it receives from Tenant (or Tenant's general contractor) each of the following in connection with each such draw request, to-wit: (a) a written request for payment signed by Tenant; (b) a copy of a certificate signed by Tenant's architect certifying the percentage of completion of Tenant's Work and approving payment of an amount at least equal to the amount set forth in Tenant's request for payment; (c) a duly executed and acknowledged Contractor's Sworn Statement showing all subcontractors with whom Tenant's general contractor has entered into subcontracts, the amount of such subcontract, the amount requested for any subcontractor in the payment application and the amount to be paid to Tenant's general contractor from such progress payment; (d) duly executed partial waivers of mechanics' and materialmen's liens from the general contractor establishing payment or satisfaction of the payment requested by the general contractor in the immediately preceding payment application (unless waivers are required by the Lender to be deposited by the general contractor into the construction escrow, pending payment) and duly executed partial waivers of mechanics' and materialmen's liens from each subcontractor and material supplier included in the immediately preceding payment application (unless waivers are required by the Lender to be deposited by the general contractor into the construction escrow, pending payment); provided, that interim subcontractor and material supplier lien waivers covering a payment application may be delivered to Construction Escrowee no later than the date of said general contractor's next payment application; (e) with respect to the initial draw request: (i) the Landlord shall have received from the Tenant, construction contracts and other evidence reasonably satisfactory to Landlord that the amounts set forth in the budget for the Tenant's Work accurately reflect all of the costs of such work;
(ii) a statement from Tenant's architect that the plans are complete in all material respects, comply in all material respects with all laws and ordinances, and contain all details requisite for the completion of Tenant's Work and, when built in accordance therewith, shall be ready for use and occupancy by Tenant as contemplated by this Lease; (iii) the Landlord shall have received complete copies of all required permits and licenses necessary to commence Tenant's Work;
(f) no event of default has occurred beyond expiration of all applicable notice and cure periods; and (g) such other terms as Landlord, Tenant and Landlord's lender may determine pursuant to the Tri-Party Agreement, hereinafter described between such parties. Notwithstanding anything to the contrary set forth herein, it is agreed that Tenant's Improvement Allowance shall be a specific "line-item" of Landlord's construction loan in effect with respect to the Project. It is agreed that Tenant, Landlord and Landlord's lender shall endeavor to mutually and reasonably agree to the terms and conditions of a Tri-Party Agreement in the form of that attached hereto as Exhibit "K" and made a part hereof and/or in such other form and content as may be mutually and reasonably agreed upon between said parties; provided further, that if said Tri-Party Agreement has not been fully executed by each of such parties on or before the execution of this Lease by both Landlord and Tenant, then Landlord or Tenant shall be entitled, at either party's sole option, to terminate this Lease by written notice to all of the other parties hereto of such party's election to terminate on or before the execution of this Lease by both Landlord and Tenant, whereupon, subject to the provisions of Section 2.3.A. hereof, the Landlord and Tenant shall have no further obligations or liabilities hereunder.

      It is hereby agreed that to the extent that Tenant has satisfied the conditions set forth herein with respect to payment of any portion of Tenant's Improvement Allowance but said portion is not paid to Tenant (or, as applicable, to Tenant's Contractor) in accordance herewith, then, in such event, Tenant may remedy such failure by Landlord by payment of any and all such sums, and any and all such sums expended or obligations incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon demand; provided, that if Landlord fails to immediately reimburse and pay Tenant any such sums advanced by Tenant on Landlord's behalf, Tenant may, upon giving Landlord no less than 30 days prior written notice, deduct such amount (together with interest thereon at the rate equal to the prime rate of interest then being charged by First Chicago NBD Bank from the date of any such expenditure by Tenant until the date of repayment thereof by Landlord to Tenant) from subsequent installments of Base Rent, Additional Rent and any other charges (if any) that from time to time thereafter may become due and payable by Tenant to Landlord hereunder, and any such deductions shall not constitute a default by Tenant hereunder.

      Anything contained at this section to the contrary notwithstanding, it is expressly understood and agreed that the construction draws hereinabove contemplated shall at all times be "in balance". The term in balance shall mean that undistributed proceeds of Landlord's Fraction and Tenant's Fraction, shall equal or exceed the amount necessary, based on the Lender's architect's reasonable estimate of the cost of Tenant's Work.

      Landlord, the Lender, and the respective agents, contractors and architects shall have access to the Premises and all parts thereof at all reasonable times for inspection thereof. Landlord agrees that it will exercise its inspection rights in a manner that does not unreasonably interfere with Tenant's Work. Tenant acknowledges that neither the Landlord or the Lender assume any responsibility or liability to any person by reason of such inspections, and that the Tenant may not rely upon such inspections for any purposes whatsoever (including but not limited to, matters of design, adequacy of workmanship, or materials, compliance with law or conformance to the plans and specifications).

                                   ARTICLE IV

                         BASE RENT AND PERCENTAGE RENT
                         -----------------------------

      Section 4.1. Intentionally Omitted.

      Section 4.2. Base Rent.

      All Base Rent shall be payable in advance, without prior demand or any right of offset or deduction except as provided herein, in monthly installments on the first day of each calendar month of the Term hereof. Tenant shall pay all Base Rent to Landlord in lawful money of the United States of America at the address stated in Section O of the Basic Lease Provisions or to such other persons or at such other places as Landlord may designate in writing delivered to Tenant.

      Section 4.3. Past Due Base Rent and Late Charge.

      Any Base Rent or Additional Rent to be paid by Tenant which are not paid within ten (10) days after the same shall be due and payable, shall bear interest from the date due until the date paid at the then current prime rate of First Chicago NBD Bank, plus two and one-half percent (2.5%) per annum. In addition, if Tenant shall fail to pay any Base Rent or Additional Rent within ten (10) days after written notice from Landlord that same was not received when due, Tenant shall be obligated to pay a late payment charge of Five Hundred Dollars ($500.00) to reimburse Landlord for its additional administrative costs.

      Any payment by Tenant or acceptance by Landlord of a lesser amount than that due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

      Section 4.4. Base Rent.

      Payment of Base Rent shall begin on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent (as well as all Additional Rent) shall be prorated for the balance of that month based upon the actual number of days from the Commencement Date through the last day of said calendar month. The amount of each monthly installment of Base Rent for the Premises for the Term of this Lease shall be as specified in Section J of the Basic Lease Provisions.

      Section 4.5. Percentage Rent

      A. Tenant shall pay Landlord as Percentage Rent the percentage of Gross Sales (as hereinafter defined) stated in Section K of the Basic Lease Provisions. Gross Sales shall be reported by Tenant no later than the twentieth
(20th) day after the end of each month, and a statement thereof submitted to Landlord showing the Gross Sales for the Premises during the preceding month and for the Lease Year to date. At such time during any Lease Year as Tenant's Gross Sales exceed the amount(s) stated in said Section K hereof (which amount(s) are referred to herein as the "Breakpoint"), Tenant shall pay Landlord monthly thereafter the percent stated in said Section K hereof multiplied by the excess of the then year-to-date Gross Sales over the Breakpoint, less any Percentage Rents previously paid for the current Lease Year. Percentage Rent payable for any Partial Lease Year shall be calculated by pro-rating Gross Sales for the number of months that Tenant was open for business in the Lease Year. If Base Rent is abated or reduced for any reason during the Lease Year, the Breakpoint for such period shall be reduced proportionally. Tenant makes no representations, express or implied, that its Gross Sales from the Premises will be sufficient to generate Percentage Rent.

      "Gross Sales", as used in this Lease, shall mean and include the sale price of all food, beverages and merchandise sold (including gift and merchandise certificates) and charges paid to Tenant for all services and all other receipts from the business performed by Tenant or any other person, firm or corporation selling merchandise or services in, upon or from any part of the Premises, whether for cash or credit, and shall include (without limitation) gross sales from vending machines (except telephone and postage stamp), mail or telephone orders received or filled at the Premises, take out and delivery orders, all deposits not refunded to purchasers, and orders taken at the Premises although such orders may be filled elsewhere.

      The following shall not be included in "Gross Sales": (a) refunds and trade-in allowances to customers; (b) the amount of all sales, use, excise, retailer's occupation or similar taxes imposed in a specific amount, or percentage of, or determined by, the amount of retail sales made upon the Premises; (c) returns to suppliers and manufacturers; (d) the amount of sales not in the ordinary course of Tenant's business of fixtures, machinery or equipment which Tenant has the right to remove from the Premises after use in the conduct of Tenant's business in the Premises; (e) the value of any exchange or transfer of merchandise between restaurants of Tenant where such exchange or transfer is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at, or from the Premises;
(f) tips and gratuities; and (g) service charges on Visa, Mastercard, American Express and other nationally recognized credit cards shall be deducted from Gross Sales in the Lease Year in which same are incurred; (h) the unpaid balance of any credit sale which is written off as uncollectible in accordance with generally accepted accounting principles, and if previously reported in the Gross Sales of Tenant, shall be deducted from Gross Sales in the Lease Year in which so written off, (and if later collected, same shall be included in Gross Sales) to an aggregate amount not exceeding two percent (2%) of the total Gross Sales in such Lease Year determined on a non-cumulative basis; (i) the actual amount of any Gross Sales (up to a maximum of $10,000.00 per calendar year) of complementary food and beverages given away from the Premises to Landlord to promote Marina City pursuant to Article XIV hereof; and (j) sales to employees at a discount, not to exceed two percent (2%) of Tenant's Gross Sales per annum (determined on a non-cumulative basis). No deduction shall be allowed for uncollected or uncollectible credit accounts, except as expressly set forth herein.

      Tenant shall keep and maintain, in a manner consistent with generally accepted accounting principles, accurate and complete records of its Gross Sales for each Lease Year and for three (3) years after the end of each such Lease Year. Within ninety (90) days of the end of each Lease Year, Tenant shall submit to Landlord a statement of total Gross Sales made during the previous Lease Year, said statement shall be certified as accurate by an officer, owner or partner of Tenant, and shall be signed by Tenant. Landlord shall have the right as it deems necessary upon ten (10) days' advance notice to Tenant, and at Tenant's main office, to audit all books and records relating to said statement at any time. Such audit shall be performed at Landlord's sole cost and expense, provided, however, that if any audit reveals that Gross Sales for any Lease Year have been under reported by more than five percent (5%), Tenant shall pay any Percentage Rent found to be due, the cost of the audit, and interest on the unpaid Percentage Rent from the date due at the prime rate of First Chicago NBD Bank, plus two and one-half percent (2.5%) per annum.

      Landlord agrees to keep any information obtained from Tenant confidential, except that Landlord may give such information to Landlord's accountants and attorneys, to any mortgagee or party secured by a deed of trust on Landlord's interest in the Project, to a prospective purchaser of Landlord's interest in the Project, in connection with any litigation or arbitration proceedings between the parties, or as may be required by any competent judicial or other legally constituted authority.

      B. Tenant shall receive a credit equal to Twenty Five and 00/100 Dollars ($25.00) times the number of square feet of floor area of the Premises against fifty percent (50%) of the Percentage Rent first becoming due hereunder. Nothing contained herein shall be deemed a representation or warranty by Landlord that Percentage Rent shall be sufficient over the Term to recapture the amount(s) described herein and Tenant agrees that in no event shall Base Rent or Charges ever be subject to reduction or diminution if Tenant is unable to recapture the full amount of the credit described in this paragraph.

      For example, assuming the square footage of the Premises is 14,000 square feet, Tenant's total credit would be equal to $350,000.00 (14,000 x $25). If the Percentage Rent payable by Tenant in the first full Lease Year were $300,000.00, Tenant would be permitted to deduct $150,000.00 from the Percentage Rent payable for that Lease Year. If, in the second full Lease Year, Tenant's Percentage Rent obligation were $100,000.00, Tenant would be permitted to deduct $50,000.00 from the Percentage Rent due Landlord, and so on, until the credit has been exhausted in full: provided that in the event Percentage Rent is not payable to Landlord in any Lease Year, no deduction against Base Rent or Additional Rent shall be permitted.

      Section 4.6. Additional Rent.

      Tenant and Landlord agree that all other sums excepting Base Rent which may become due under this Lease shall be deemed "Additional Rent". Payment of Additional Rent shall commence on the Commencement Date. Additional Rent shall include, and shall not be limited to: late charges, interest, Tenant's Proportionate Share of Landlord's Common Area Costs, Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Insurance, attorneys' fees and security deposits and any other sum coming due to or advanced by Landlord in performance of its obligations or as provided in Section 4.7 below. Additional Rent of a recurring nature shall be payable monthly in advance on the first
(1st) day of each month on and after the Commencement Date.

      Section 4.7. Payment by Landlord on behalf of Tenant.

      If Landlord pays any monies or incurs any expense in accordance with the terms of this Lease to remedy a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, all amounts so paid or incurred shall, on written notice to Tenant, be considered Additional Rent payable by Tenant with the first Base rent installment thereafter becoming due and payable, and may be collected as by law provided in the case of rent. It is understood and agreed that Tenant shall not be deemed in breach of its obligations hereunder until the notice and Opportunity to cure provided for in Article XVIII hereof shall have passed without compliance by Tenant.

                                   ARTICLE V

                                  COMMON AREAS
                                  ------------

      Section 5.1 Common Areas.

      As used herein, the term "Common Areas" means those portions of the Land and Project that are from time to time designated by Landlord for use in common by Landlord, Tenant (and their respective subtenants, agents, employees, customers, licensees and invitees) and any other owners or tenants of portions of the Project. Common Areas shall include, without limitation, package pickup stations, elevators, escalators, stairways, corridors, pedestrian bridges, any pedestrian walkway system, walkways and sidewalks, including city owned sidewalks adjacent to the Land, malls, courts, arcades, concourses, service corridors, loading platforms and Delivery Facilities, signs and sign equipment, public restrooms, entrances, information and telephone booths, drinking fountains, lounges and shelters, all furniture and decorations, structural portions of the Retail Area (including the roof, the roof membrane and roof structure, foundations, footings, flashings, structural portions of the walls and similar items) landscaped areas, retaining walls, perimeter walls and fences, common lighting facilities, and other such central utility systems, including common area heating, ventilating and cooling systems, fixtures, chattels, systems, decor, facilities, other public facilities in respect of which Landlord is from time to time subject to obligations arising from the Land and Project, whether above or below grade, and such other improvements and areas in and of the Project which are not otherwise intended for the exclusive use or occupancy of any particular tenant. The Common Areas shall not include those areas and improvements intended for the exclusive use, benefit or occupancy of the tenants or owners of the Residential Area, all or a portion of the parking areas within the Project (hereinafter defined), or the Common Areas within the Hotel, hotel portion of Project which are exclusive to the occupants of such hotel portion of the Project.

      Landlord agrees that Landlord shall (at Landlord's sole expense) comply with all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States and of the state, county, city or any other political subdivision in which the Project is located or which exercises jurisdiction over the Project (including, without limitation, all environmental laws, zoning and other ordinances, laws and ordinances relating to the handicapped or disabled, and other governmental requirements) and Landlord shall obtain and maintain any and all governmental approvals or permits required in connection with the construction, operation, maintenance, repair, alteration and replacement of the Common Areas and any and all buildings and Improvements located thereon.

      Section 5.1.A Parking.

      Landlord shall provide, or cause to be provided, during all operating hours of the Premises, on a nonexclusive basis and at customary rates as charged by the then current operator of the parking garage, valet customer parking: (i) on the bridge level of the Project (at the Plaza deck central entry), as such areas are depicted on the Site Plan; and (ii) at Tenant's State Street entry; provided that with respect to valet service at Tenant's State Street entrance, such obligation to provide, or to continue to provide, such service shall be contingent upon approval, from time to time, of the terms and conditions under which such service shall be provided by Landlord and Tenant, the City of Chicago, and the then current parking garage operator. Tenant agrees to participate in any parking validation program reasonably initiated by Landlord. In the event Landlord fails to provide the valet customer parking contemplated to be provided by Landlord pursuant to this Section 5.1.A. or in the event the valet customer parking provided by Landlord pursuant to this Section 5.1.A. is not provided in a manner satisfactory to Tenant, then in either such event, Tenant shall be entitled to contract for its own independent valet customer parking service.

      Section 5.2 Delivery Facilities.

      As used herein, the terms "Delivery Facility" or "Delivery Facilities" (each herein so-called), shall mean those portions of the Project as are from time to time designated by Landlord as facilities to be used in common by Landlord, Tenant, any tenants of the Project and their respective agents, employees, contractors and invitees and such other persons as Landlord may designate, for purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods and materials entering or leaving the Project, and giving vehicular access to the Project and any such facilities within the Project whether or not same are for the exclusive or priority use of any owner or occupant of the Project. Landlord reserves the right to designate any portion of the Delivery Facilities for the exclusive use of any owner and/or occupant as it deems appropriate as long as Tenant is not denied reasonable use of other Delivery Facilities. Notwithstanding the foregoing, it is hereby agreed that the Delivery Facilities that are depicted (and labeled and identified as "Delivery Facilities") on Exhibit "B" attached hereto shall at all times during the Lease Term be available to Tenant for Tenant's non-exclusive use, and Tenant shall, at all times, have access to and from said Delivery Facilities as depicted and so identified on Exhibit "B" attached hereto.

      Section 5.3. Delivery Facilities Costs.

      Delivery Facilities Costs, as used herein, means all costs, charges, and expenses (including those of a capital nature which would reduce Delivery Facilities Costs) in respect of a Lease Year which are directly attributable to the operation, repair, maintenance, replacement, alteration or improvement of the Delivery Facilities, including without limitation HVAC Costs attributable to the Delivery Facilities.

      Section 5.4. Rules and Regulations and Use of Common Areas.

      The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas. Tenant agrees to comply with all rules and regulations set forth on Exhibit "H" hereto attached and all amendments thereto and to cause its employees, concessionaires and agents to abide thereby provided, however, that in the event of a conflict between the rules and regulations and the other terms of this Lease, the terms of this Lease shall control. Tenant and its agents, business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, including without limitation, the owners of the Residential Area, to use the Common Areas and Delivery Facilities subject to such reasonable rules and regulations as Landlord may from time to time impose provided, however, that in the event of a conflict between the rules and regulations imposed from time to time by Landlord and the other terms of this Lease, the terms of this Lease shall control.

      Except as otherwise specifically provided in this Lease to the contrary, Landlord may at any time close temporarily any portion of the Common Areas to make repairs or changes, prevent the acquisition of public rights therein or for other reasonable purposes. Tenant shall not interfere with Landlord's or any other entitled person's rights to use any part of the Common Areas. Landlord agrees that any such temporary closings and such rules and regulations shall not be exercised, enforced or applied so as to unreasonably interfere with Tenant's permitted use of or access to or from the Premises. Landlord agrees that Landlord shall exercise commercially reasonable efforts to apply such rules and regulations in a uniform and non-discriminatory manner among tenants and occupants of the Project. Notwithstanding anything to the contrary set forth herein, it is agreed that Tenant shall have access to and from the Premises from State Street, as well as access to and from the aforesaid Delivery Facilities depicted on Exhibit "B" attached hereto and the freight elevators to the Premises, on a 24 hour per day, seven day per week basis throughout the Lease Term.

      Landlord hereby grants to Tenant license during the Lease Term to maintain and operate restaurant seating areas on the sidewalk spaces adjacent to the Premises that are depicted (and labeled and identified as the "Outside Seating Area" or "Exterior Dining") on Exhibit "C" attached hereto (the "Outside Seating

Area"). The dimensions, design and operation of the Outside Seating Area will comply in all material respects with all applicable laws, ordinances and regulations (provided, that Landlord agrees to reasonably cooperate with Tenant in connection with the application for, and procurement and maintenance of, any and all permits required with respect to such Outdoor Seating Area under any such applicable laws, regulations or ordinances). All of the provisions of this Lease applicable to the Premises shall apply to the Outdoor Seating Area, except that (i) the Outdoor Seating Area shall not be included in the square footage of the Premises for purposes of determining Tenant's Proportionate Share hereunder, and (ii) Tenant's use of the Outdoor Seating Area shall be free of charge. Landlord shall not be deemed to be in default of this Lease if any applicable law, ordinance or regulation prohibits Tenant from using the Outside Seating Area. Tenant agrees to comply with such reasonable rules and regulations as may be promulgated by Landlord in accordance with this Lease from time to time with respect to such Outside Seating Area.

                                   ARTICLE VI
            COST AND MAINTENANCE OF COMMON AREAS; REAL ESTATE TAXES
            -------------------------------------------------------

      Section 6.1. Expense of Operating and Maintaining the Common Areas.

      Landlord will operate, maintain and repair or cause to be operated, maintained or repaired, the Common Areas, to a standard equal to other similar first class mixed use projects in the downtown Chicago area.

      "Landlord's Common Area Costs" shall mean all reasonable costs of operating, maintaining, replacing, reconstructing, managing, and repairing the Common Areas and all improvements situated thereon in a manner deemed by Landlord appropriate for the best interests of the Project and the Retail Area occupants, tenants, invitees and customers. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of maintaining, protecting, operating, repairing, replacing, lighting, heating, cooling, repairing and maintaining machinery and equipment used in the operation and maintenance of the Common Areas, including all heating, ventilating and air-conditioning machinery and equipment, if any, depreciation of machinery and equipment used exclusively in the Common Area, Delivery Facilities Cost, cleaning, painting, insuring (including, but not limited to, fire and extended coverage insurance on the Common Areas and the Project, insurance against liability for personal injury, death and property damage and workmen's compensation insurance), expenses of utilities, maintenance of sanitary sewers, storm sewers, domestic water, storm water, detention and retention basins and other utilities relating to the Common Areas, striping and restriping the parking areas, removing of snow, ice and debris, police protection, security and security patrols, fire protection, inspecting, cost and expense of installing, maintaining and repairing burglar or fire alarm systems, cost and expense of on-site personnel (including without limitation, salaries and other wages and employee benefits) and landscaping, any replacement of all of the foregoing and a management fee not to exceed FIVE PERCENT (5%) of gross revenues of the Retail Area and parking areas of the Project payable to Landlord.

Notwithstanding anything contained in this Lease to the contrary, Common Area Costs shall not include the following:

      1. ground rental payments, interest and principal payments on mortgages, or similar financing;

      2. the cost of providing tenant services for specific tenants of the Project as opposed to services offered to all similarly situated tenants of the Project on a non-discriminatory basis;

      3. leasing commissions and attorneys' fees and costs relating to lease negotiations or enforcement;

      4. expenses for which Landlord is reimbursed from insurance, or if it failed to obtain insurance, expenses for which Landlord would have been reimbursed had it maintained the coverages customarily maintained in the area for similar properties;

      5. costs for altering or renovating space for tenants of the Project other than ordinary and normal maintenance generally provided to all tenants in the Project;

      6. capital costs of improvements, replacements, additions and alterations of the Common Area, but such costs and expenses, to the extent the same would result in a savings in Landlord's Common Area Costs, may be depreciated or amortized according to generally accepted accounting principles over the applicable useful lives and such annual depreciation or amortization may be included in the expenses for Common Area Costs;

      7. costs attributable to maintaining areas of the Project which are accessible exclusively to the condominium residents at the Project, or any other portion of the Project which is accessible, exclusively, to any other occupant of the Project;

      8.    costs of operating any parking garage in the Project;

      9.    costs of operating a hotel, if any, located at the Project;

      10.   costs which are otherwise covered by warranties;

      11. costs of maintaining areas of the Project which are not owned by Landlord; and

      12. Expenses for which Landlord is entitled to be reimbursed by other tenants or occupants of the Project (as an additional charge over the base rent or operating costs otherwise payable by such tenant or occupant under the lease with such tenant or occupant).

      Landlord's Common Area Costs shall be at rates which are competitive for the operation of a first class mixed use development of similar size and quality in the Chicago metropolitan area. Landlord shall be deemed to have complied with the foregoing so long as it has competitively bid contracts for Landlord's Common Area Costs; it being understood that Landlord shall choose contractors, materials and services for Common Area services using reasonable judgment, based on reasonable price, qualifications, durability and reliability.

      There shall be no duplication of any costs or expenses under this Lease including without limitation, charges for energy or HVAC, insurance, Taxes, Common Area Costs, administration, or any other charge.

      If any facilities, services or utilities for the operation, repair and maintenance of any building in the Project or for the operation, repair and maintenance of the Common Areas are provided from or to another building or other buildings owned or operated by Landlord or the owner of any other portion of the Project (including, without limitation, the Residential Area), then the costs, charges and expenses therefor shall, for the purposes of Section 6.2, be allocated by Landlord between the various parties owning portions of the Project, or among the buildings in the Project, as the case may be, on a fair and equitable basis as determined by Landlord.

      Section 6.2. Tenant to Pay Share of Expenses.

      Tenant agrees to pay to Landlord, as Additional Rent hereunder, Tenant's Proportionate Share of Landlord's Common Area Costs (as allocated by Landlord). Landlord shall reduce the amount of Landlord's Common Area Costs by the contributions received from either: (a) the owners of other parcels within the Project, or (b) by any Major Occupant, if any, to the extent, in either case, that the square footage of the Leasable Area of the Retail Area excludes the square footage of improvements contained on other parcels within the Project which are: (i) not owned by Landlord, or (ii) occupied by Major Occupants.

      Tenant's Proportionate Share of Landlord's Common Area Costs shall be paid in monthly installments, without offset, deduction or set off of any kind except as otherwise provided herein, in amounts reasonably estimated from time to time by Landlord, due on the first day of each month of each calendar year during the Term. After the end of each calendar year, the total Landlord's Common Area Costs for such year (and, at the end of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately preceding calendar year) shall be determined by Landlord. (Until Tenant's receipt of such determination, Tenant shall be permitted to continue to pay its monthly estimated share of Landlord's Common Area Costs based on the last estimate received from Landlord). On or before the expiration of six (6) months following the end of each calendar year (or partial calendar year) during the Lease Term, Tenant shall receive a statement of such actual Landlord's Common Area Costs, itemized by expense category and reasonably detailed as to the method used to calculate Tenant's Proportionate Share. If Tenant's Proportionate Share of Landlord's Common Area Costs exceeds Tenant's payments paid for such period, Tenant shall upon such determination pay Landlord the deficiency within thirty
(30) days after the Landlord's furnishing to Tenant of a statement of such deficiency. Tenant's obligation to pay Tenant's Proportionate Share of Landlord's Common Area Costs shall survive the expiration (or sooner termination) of the Lease. Upon Landlord's determination of the actual amount of Tenant's Proportionate Share of Landlord's Common Area Costs for the preceding year, Landlord may readjust the amount of Tenant's estimated monthly payments for such costs for the year and if Tenant's monthly payments previously made to Landlord for the current year are less than the readjusted estimated amount Tenant shall thereupon pay to Landlord any deficiency in such payments. If Tenant's payments exceed Tenant's Proportionate Share of Landlord's Common Area Costs, Tenant shall be entitled to a credit for such excess against payments next to become due Landlord; or, if at the expiration of the Term, Landlord shall refund such excess to Tenant within thirty (30) days after determination of Tenant's actual Proportionate Share for the period in question. This obligation to refund shall survive the expiration (or sooner termination) of the Lease.

      Notwithstanding the foregoing or anything else to the contrary contained herein:

      (i) Landlord and Tenant agree that Tenant's Proportionate Share of Landlord's Common Area Costs, excluding snow removal, insurance and utility costs as provided in subsection (vi) below, for each calendar year subsequent to the expiration of calendar year 2001 shall not increase by more than five percent (5%) over Tenant's Proportionate Share of Landlord's Common Area Costs for the immediately preceding calendar year, prorated for partial calendar years;

      (ii) During the period commencing with the Commencement Date and expiring December 31, 1998, the Tenant's Proportionate Share of Landlord's Common Area Costs (excluding snow removal, insurance and utility costs) shall not exceed Three and 50/100 Dollars ($3.50) per square foot per annum of floor area of the Premises;

      (iii) During the period commencing with January 1, 1999 and expiring on December 31, 1999 Tenant's Proportionate Share of Landlord's Common Area Costs (excluding snow removal, insurance and utility costs) shall not exceed Three and 675/1000 Dollars ($3.675) per square foot per annum of floor area of the Premises;

      (iv) During the period commencing January 1, 2000 through December 31, 2000 Tenant's Proportionate Share of Landlord's Common Area Costs (excluding snow removal, insurance and utility costs) shall not exceed Three and 859/1000 Dollars ($3.859) per square foot per annum of floor area of the Premises;

      (v) During the period commencing January 1, 2001 and expiring December 31, 2001 Tenant's Proportionate Share of Landlord's Common Area Costs (excluding snow removal, insurance and utility costs) shall not exceed Five and No/100 Dollars ($5.00) per square foot per annum of floor area of the Premises;

      (vi) During the Lease Term, including Option Periods, excluded from the aforesaid limitation described at (i) thru (v) above shall be that portion of Landlord's Common Area Costs which are attributable to snow removal, insurance and utilities; Tenant hereby agreeing to pay its Proportionate Share of such snow removal, insurance and utility costs, calculated without regard to subsections (i) thru (v) above.

      Section 6.3. Taxes.

      A. Real Estate Taxes. Tenant shall, in all instances, pay Tenant's Proportionate Share of all real estate taxes, assessments and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (except as otherwise set forth herein) imposed, levied, assessed or confirmed by any lawful taxing authorities which may accrue during the period of the Term of this Lease for the whole or any part of the Retail Area and the land situated thereunder during the Term of this Lease (excluding any portion of the Retail Area which is not owned by Landlord and which is separately assessed, and for which the Taxes are paid for by the owners or occupants of such area) or any taxes in lieu thereof, and also all reasonable and customary costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any such taxes, levies, charges or assessments and/or in negotiating with the public authorities as to the same, all of which real estate taxes, assessments, levies, charges, costs and fees are hereinafter collectively referred to as "Taxes." To the extent any taxes within the Project are not separately assessed, Landlord shall reasonably allocate the Taxes payable with respect to the Retail Area between the various uses and areas of the Project, and shall reduce the amount of Taxes by the contributions made towards same by the owners of other parcels.

      Commencing on the Commencement Date and without thereby waiving Tenant's liability for the entire amount of Tenant's Proportionate Share of Taxes, until Landlord receives the next notice of assessment or tax bill, Tenant shall pay to Landlord, monthly, in advance, as Additional Rent, Tenant's Proportionate Share of Taxes reasonably estimated for the prior calendar year and payable during the then current calendar year, subject to adjustment, when the amount of such Taxes shall be determined. Therefore, during the Term of this Lease, Tenant shall pay to Landlord monthly, in advance, on the first day of each month, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount which is reasonably estimated to be Tenant's Proportionate Share of Taxes. After receipt of the actual bill for Taxes, Landlord shall determine the actual amount of Tenant's Proportionate Share of Taxes. If the amount of such monthly payments paid by Tenant exceeds the actual amount thereafter due from Tenant, the overpayment shall be credited on Tenant's next succeeding payment; or, if at the expiration or sooner termination of the Lease Term, Landlord shall refund such excess to Tenant within thirty (30) days after determination of Tenant's actual Proportionate Share of Taxes for the period in question. If the amount of such monthly payments paid by Tenant shall be less than the actual amount due from Tenant, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within thirty (30) days after Landlord's written demand accompanied by copies of tax bills and a reasonably detailed computation of Tenant's Proportionate Share. In addition, after Landlord's receipt of the actual bill for Taxes, Landlord may on such basis readjust the amount of Tenant's estimated monthly tax payments for the current tax fiscal year and if Tenant's monthly payments previously made to Landlord for such current tax fiscal year are less than the readjusted estimated amount Tenant shall thereupon pay to Landlord any deficiency in such payments within thirty
(30) days after Landlord's written demand. Tenant's obligation to pay any deficiency in its monthly deposits for Taxes shall survive the expiration of the Term hereof. Landlord shall have the right, if permitted, by law, to make installment payments of any Taxes levied against the Retail Area, and in such event, Tenant's Proportionate Share of Taxes shall be computed upon the installments and interest thereon paid by Landlord in each Lease Year.

      Landlord shall contest any or all such Taxes and Landlord shall have the sole, absolute and unrestricted right to settle any such contest, proceeding or action upon whatever terms Landlord may, in its sole but reasonable business judgement, determine. In the event Landlord receives any refund of such

Taxes (and provided Tenant is not then in default of any of the terms of this Lease beyond any applicable cure period set forth herein), Landlord shall credit such portion of such refund as shall be allocated to payments of Tenant's Proportionate Share of Taxes actually made by Tenant (less reasonable and customary costs, expenses and attorneys' fees) against the next succeeding payment of Tenant's Proportionate Share of Taxes due from Tenant or, if received during the last Lease Year, Landlord will refund the same to Tenant following the expiration or sooner termination of the Lease or the Lease Term at such time as it is determined that Tenant's obligations to pay Tenant's Proportionate Share of Taxes for the last Lease Year has been fulfilled. In the event Landlord fails to contest Taxes as hereinabove contemplated, Tenant shall have the right to contest such Taxes provided Tenant shall coordinate such contest with all other tenants and occupants of the Project having a similar right.

      Except as provided in Section 6.3.B. hereof, it is hereby agreed that the term "Taxes" shall, for purposes of this Lease, specifically not include at any time (i) any franchise, corporation, income or profit tax that is or may be imposed upon Landlord, (ii) any inheritance, estate, succession, transfer, gift or other tax, charge or imposition, by whomsoever levied or assessed, (iii) any fine, penalty, cost or interest for any tax or assessment which Landlord failed to pay (except to the extent same may have been imposed by reason of Tenant's default hereunder).

      B. Other Taxes. Any governmental tax or charge (other than income tax) levied, assessed or imposed on account of the payment by Tenant of, or receipt by Landlord of, or based in whole or in part upon, the rents in this Lease reserved or the value thereof shall be paid by Tenant.

      Section 6.4. Tenant's Right to Audit.

      Tenant shall have the right, at Tenant's sole cost and expense, to audit Landlord's records of Common Area Costs ("CAM Costs") and Taxes provided that all the following criteria are met: (a) before conducting any audit, Tenant must pay the full amount of Tenant's Proportionate Share of Landlord's Common Area Costs and Taxes due, and must not be in default of any other provisions of this Lease beyond any applicable cure periods set forth herein; (b) in conducting the audit, Tenant must utilize an independent certified public accountant ("CPA") experienced in auditing the records of a multi-use project, which CPA will be subject to Landlord's reasonable prior approval; (c) the audit shall be conducted at Landlord's main offices in Chicago, Illinois, or such other site as Landlord may reasonably determine; (d) upon receipt thereof, Tenant will deliver to Landlord a copy of the audit report and all accompanying data; (e) Tenant will keep confidential all agreements involving the right provided in this section and the results of any audit conducted hereunder, and shall cause the CPA conducting said audit to keep such information confidential (except that such information may be disclosed to an entity providing financing to Tenant, a prospective purchaser of Tenant's interest in the Premises, Tenant's officers, agents, employees, accountants, attorneys and other professionals, or in connection with any litigation or arbitration proceedings between the parties, or as may be required by any competent judicial or other legally constituted authority); and (f) Tenant shall not conduct an audit more often than once each calendar year. In the event Landlord has misstated the actual amount of Tenant's Proportionate Share (as opposed to Tenant's estimated share) of Landlord's Common Area Costs or Taxes for a Lease Year by five percent (5%) or more, Landlord shall pay the reasonable actual out-of-pocket costs and expenses incurred by Tenant in connection with said audit.

      In the event that a dispute exists between Tenant and Landlord with respect to the actual amount of Tenant's Proportionate Share of Landlord's Common Area Costs or Taxes for a Lease Year, and if Landlord and Tenant are unable to resolve any such dispute by mutual agreement, then, unless otherwise mutually agreed by Landlord and Tenant, any such dispute shall be resolved by binding arbitration in the jurisdiction in which the Premises are located in accordance with the then Commercial Rules of the American Arbitration Association, and the respective costs of such arbitration incurred by each party with respect to such arbitration shall be borne by each such party in equal shares, provided each party shall be responsible to pay its own legal fees and costs for such arbitration. Notwithstanding the existence of any such audit or any dispute by Tenant with respect to the amount of Tenant's Proportionate Share of Landlord's Common Area Costs or Taxes, however, Tenant shall continue to timely pay the amount of any and all payments required to be made by Tenant hereunder with respect to Tenant's Proportionate Share of Landlord's Common Area Costs or Taxes as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position.

      Landlord agrees to maintain the records pertaining to Landlord's Common Area Costs and Taxes for a period of 36 months after the end of the Lease Year to which they relate.

                                  ARTICLE VII
                             UTILITIES AND SERVICES
                             ----------------------

      Section 7.1. Utilities.

      At all times throughout the Lease Term, Landlord will install and maintain or will cause to be installed and maintained systems which provide chilled and hot water to service Tenant's heating, ventilating and air conditioning system. Landlord shall pay all utility hookup or connection charges with respect to the aforesaid utilities; however, Tenant shall thereafter pay, no later than thirty
(30) days after being billed for same, all charges during the term of this Lease for utility services used on the Premises, including, specifically and not limited to the amounts described on Exhibits D and F for the chilled and hot water, provided, that Tenant shall not be obligated to pay for any such services an amount greater than the amount that Tenant would be charged if Tenant had contracted for such services directly with a public or private utility provider other than Landlord.

      Except as contemplated in Exhibit F hereto, Tenant will not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all governmental and utility company requirements and plans and specifications which must first be approved in writing by Landlord which approval shall not be unreasonably withheld. Tenant shall be solely responsible for and promptly pay all charges for use or consumption of sewer, gas, electricity, water, scavenger and all other utility services (the "Utilities") with respect to the Premises. Landlord shall have the right, but not the obligation, to furnish, and in such event Tenant shall purchase from Landlord, any such utility services as Landlord desires. If Landlord elects to supply or contract with any other party to supply any such utility services, Tenant shall purchase and pay for the same as Additional Rent at a rate determined and published by Landlord from time to time, provided, however, that said rate shall be reasonably competitive with rates which Tenant would be charged by the utility company which would otherwise furnish such service to the Premises. In the event Landlord elects to cease providing any utility previously provided through a central system operated by Landlord, Landlord shall deliver reasonable advance prior notice of such cessation, to the end that Tenant shall have a reasonable opportunity to connect (or convert as the case may be) to an alternate utility service. Landlord agrees to cooperate with Tenant with such connection and/or conversion.

      Landlord and Tenant acknowledge that at the time of delivery of possession of the Premises to Tenant, the only Landlord provided central utility system shall be the chilled water/hot water service described on Exhibit F hereof provided for purposes of heating, ventilating and air conditioning the Premises. Water, electric, telephone cable, sewer and natural gas shall be available to the Premises (with connections to main lines to be provided by Tenant) and shall be separately metered to and controlled by Tenant and shall be billed directly to Tenant by the applicable public utility.

      Section 7.2. Landlord's Liabilities for Interruption.

      Landlord shall not be liable in any way to Tenant or to any other party occupying any part of the Premises for any failure or defect of any utility service furnished to the Premises (whether furnished by Landlord or others) by reason of any act or omission of the public utility company or other service supplying the Retail Area with electricity, gas, water or other utility service or because of necessary repair or improvements; provided, however, that Landlord agrees to reasonably endeavor to avoid any interruptions in said utility services, by virtue of repairs or improvements to the Project or otherwise. If Tenant is substantially precluded from conducting its business within the Premises for more than forty eight (48) consecutive hours as a result of a failure or defect of any utility service caused by Landlord, and closes as a result thereof, then Base Rent and all Additional Rent and other charges provided for herein shall thereafter abate until such time as the failure has been remedied. If any Landlord provided utility service to the Premises is interrupted for reasons other than damage, destruction or causes beyond the reasonable control of Landlord (including, without limitation, offsite interruption) and, as a result thereof, Tenant is precluded from operating its business in the Premises, and closes as a result thereof, and such utility service is not restored within ninety (90) days, then Tenant may, at the expiration of such 90 day period, elect to terminate this Lease by providing Landlord ten (10) days' prior written notice, and the Lease shall terminate as of the tenth (10th) day after Landlord's receipt of such notice, unless during such 10 day period such service is restored.

                                  ARTICLE VIII
                         CONDUCT OF BUSINESS BY TENANT
                         -----------------------------

      Section 8.1. Prompt Occupancy and Use.

      A. Subject to the provisions of Section 8.2 hereof, Tenant covenants and agrees that, continuously and uninterruptedly from and after its initial opening for business, it will operate and conduct within the Premises the business it is permitted to operate and conduct under the provisions of this Lease, except while the Premises are untenantable by reason of fire or other casualty, condemnation, or causes beyond the reasonable control of Tenant and except as is otherwise provided herein. Tenant agrees to conduct its business at all times in a first class manner consistent with reputable business standards, and that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep the Premises in a neat, clean and orderly condition. Tenant also agrees to conduct Tenant's business under one of the trade names as stated in Section L of the Basic Lease Provisions and for the uses stated in Section L of the Basic Lease Provisions; provided that said tradename may be changed in connection with a change of the concept of Tenant's business upon the Premises, as same may be permitted hereunder.

      Tenant shall have the right to close the Premises temporarily (hereinafter defined) for the following purposes: (i) remodeling the interior of the Premises, provided, however, that such remodeling is consistent with the provisions of this Lease and its Exhibits, the permitted closing for such remodeling shall not exceed one hundred twenty (120) days and Tenant commences such remodeling work on or before the ninetieth (90th) day after its initial closing for remodeling;
(ii) special events, such as weddings or other private parties, provided the permitted closing for such special event does not exceed twenty four (24) hours. Tenant agrees to deliver written notice to Landlord of such temporary closing, and the reason therefor, no later than five (5) days prior to the first date of such temporary closing.

      B. The parties agree that Tenant's obligations under this Article go to the essence of the parties' agreement hereunder and the parties covenant and agree that it will be extremely difficult if not impossible to determine Landlord's damages by way of loss of the anticipated Percentage Rental from Tenant, or other tenants or occupants in the Retail Area, should Tenant fail to continuously keep open the Premises and operate a business conducted thereon as provided in this Article, and that Landlord's remedies at law for such failure will not be adequate. Accordingly, and as a fair and reasonable estimate and liquidation of Landlord's damages and not as a penalty if Tenant fails to perform its obligations under this Article, and in addition to Tenant's continued payment of Base Rent and Additional Rent, Tenant shall pay Landlord, upon demand by Landlord, as Additional Rent an amount equal to twenty five percent (25%) of the Base Rent then in effect prorated on a per diem basis for the period that Tenant has failed to operate and conduct its business as required under this Article. Acceptance by Landlord of such liquidated damages shall not be deemed permission for Tenant to continue such violation, and shall not preclude Landlord from seeking any other remedy (other than money damages) for such violation including, without limitation, specific performance or termination of this Lease or Tenant's right to possession as described in
Article XVIII, which Landlord may pursue at any time while such violation continues.

      Section 8.2. Business Hours.

      Commencing with the Commencement Date, Tenant agrees to keep open the Premises and to operate the business conducted therein five days (during lunch hours) and five (5) nights per week (i.e., Tuesday through Saturday) and such additional hours as Tenant desires. Landlord hereby agrees that Tenant shall be permitted to close on the following holidays: Christmas Day, New Years Day and Thanksgiving Day.

      Section 8.3. Operation by Tenant.

      Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals, and to such locations, as are reasonably designated by Landlord, all at Tenant's cost; not use any advertising medium that might constitute a nuisance, such as loudspeakers, sound amplifiers, phonographs or radios, or television broadcasts in a manner which can be heard outside of the Premises of the Tenant; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause unpleasant odors to emanate or be dispelled from the Premises; not solicit business in the Common Areas; comply in all material respects with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies applicable to Tenant's business upon the Premises, including specifically, but not by way of limitation, those which relate to environment, insurance rates and/or the Williams-Steiger Occupational Safety and Health Act, but as to structural alterations, the provisions of Sections 9.1 and
9.2 hereof shall control; light the show windows of the Premises (if any) and all signs each night of the year and keep same lit for not less than one (1) hour after the Premises is permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust or dirt on the Premises; not place a load on any floor in the Retail Area which exceeds the floor load per square foot which such floor was designed to carry.

      Section 8.4. Labor Relations.

      During any period that the Premises is under construction or is being remodeled, Tenant agrees to use its good faith efforts to conduct its labor relations and its relations with its employees and agents in such a manner as to avoid all strikes, picketing and boycotts of, on or about the Premises, the Common Areas and the Project.

      Section 8.5. Other Operations.

      If during the Term Tenant directly or indirectly operates, manages or has any interest whatsoever in any other store or business operated under the same trade name as the Premises for a purpose or business similar to or in competition with all or any part of the business permitted under Section I of the Basic Lease Provisions within the radius set forth in Section U of the Basic Lease Provisions, it will injure Landlord's ability and right to receive Percentage Rent (such ability and right being a major consideration for this Lease). Accordingly, if Tenant operates, manages or has such interest in any store or business within such radius, one hundred percent (100%) of all Gross Sales made from any such other store or business shall be included in the computation of Gross Sales for the purpose of determining Percentage Rent under this Lease as though said Gross Sales had actually been made at, in or from the Premises. Landlord shall have all rights of inspection of books and records with respect to such store or business as it has with respect to the Premises.

      The inclusion of one hundred percent (100%) of all sales made from any such other store or business in the computation of Gross Sales for the purpose of determining Percentage Rent under this Lease is intended as a reasonable estimate and liquidation of Landlord's damages because of Tenant's breach of the above stated radius restriction and as a settlement of the actual damages that might arise because of such breach. The parties agree that these damages are reasonable, bear significant relation to the actual damages that Landlord might sustain, which damages Tenant and Landlord agree would be uncertain and difficult to prove, and is not a penalty for Tenant's breach. The inclusion of the sales made from such other store in the computation of Gross Sales for the purpose of determining Percentage Rent under this Lease shall not be deemed permission for Tenant to continue to breach the radius restriction set forth above, and shall not preclude Landlord from seeking any other remedy (other than money damages) for such violation including, without limitation, specific performance or termination of this Lease or Tenant's right to possession as described in Article XVIII, which Landlord may pursue at any time while the breach of the radius restriction continues.

      For purposes of this Section 8.5, the term Tenant shall include Tenant, the Guarantor, that being The New York Restaurant Group, L.L.C., and all of their respective successors and assigns. The obligations of the Guarantor are contained in the Lease Guarantee, a copy of which is attached hereto as Exhibit L.

      Section 8.6. Sales and Dignified Use.

      No public or private auction or any fire, "going out of business," bankruptcy, sidewalk or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used except in a dignified manner consistent with the general high standards of merchandising in the Retail Area and not in a disreputable manner or in violation of any national, state or local law.

                                   ARTICLE IX
                         MAINTENANCE OF LEASED PREMISES
                         ------------------------------

      Section 9.1. Maintenance by Landlord.

      Except as is provided in the next sentence, Landlord shall keep or cause to be kept the central utility systems (to the point of connection to the Premises), the foundations, roof, structural portions of the walls of the Premises (and those other portions of the Project owned by Landlord) in good order, repair and condition in a manner comparable to other first class mixed use projects of a similar nature in the Chicago metropolitan area, except for damage thereto due to the act or omissions of Tenant, its employees, agents or contractors, including (but not limited to) doing such things as are necessary to cause all such portions of the Project OWNED BY LANDLORD to comply in all material respects with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies (such as, but not limited to, the Williams-Steiger Occupational Safety and Health Act). Tenant shall be responsible for repair, maintenance and replacement (structural or otherwise) of the Structure (as that term is defined in Article III, Section 3.2). Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof, and prosecute the same to completion with due diligence. This paragraph shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which event the obligations of Landlord and Tenant shall be controlled by Articles XVI and XVII. Except as provided in this Section 9.1, and Articles XVI and XVII and except to the extent damaged by the act or omission of Landlord or Landlord's employees, agents, or contractors, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge. If Landlord shall default in its obligations under this Section 9.1 (which shall in no event be deemed to have occurred until after the notice, and the applicable cure periods in Section 19.1 hereof shall have passed without compliance by Landlord, except that no such notice shall be required in the event of an emergency situation), and provided that such default shall have a material and adverse effect on the operation of Tenant's business from the Premises, Tenant shall then have the right (but not the obligation), to perform such act or acts and the reasonable amount of the cost and expense so incurred shall be due and owing by Landlord to Tenant within thirty (30) days after notice from Tenant together with evidence of payment therefor. Sums not reimbursed to Tenant within the aforesaid thirty (30) day period shall bear interest at the annual rate specified in Section 4.3 hereof incurred from the expiration of the thirty (30) day period described herein.

      Section 9.2. Maintenance by Tenant.

      Except as otherwise expressly set forth under the provisions of Section 9.1, Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, windows and window frames and moldings, signs, glass, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises not required herein to be maintained by Landlord, in good order, condition and repair, and clean, orderly, sanitary and safe, normal wear and tear and damage or destruction by fire or other casualty or condemnation or eminent domain excepted, and except for damage thereto due to the act or omissions of Landlord, its employees, agents or contractors (including, but not limited to, doing such things as are necessary to cause the Premises to comply in all material respects with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as, but not limited to, the Williams-Steiger Occupational Safety and Health Act) subject to the limitations set forth in the next sentence. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to make any structural alterations to those portions of the Premises which Landlord is required to maintain pursuant to Section 9.1 hereof, unless arising from Tenant's Work, subsequent alterations performed by Tenant, or Tenant's specific use of the Premises. Tenant shall also be responsible, at Tenant's expense, for the repair, maintenance and replacement of the Structure (as that term is defined in Section 3.2).

      During the term of this Lease, Tenant agrees to employ a suitable contractor to perform Tenant's obligations for maintenance of the heating, cooling and ventilating units on the Premises and a suitable contractor to perform Tenant's obligations for maintenance of all fire protection systems within the Premises. Such maintenance shall include at least semi-annual inspections and cleaning of said units and systems, together with such adjustments and servicing as each such inspection discloses to be required and, in addition, all repairs, testing and servicing as shall be necessary or reasonably required by Landlord or Landlord's insurance underwriter. A suitable contractor shall be one who is reliable and capable of performing Tenant's obligations hereunder and approved by Landlord, which approval shall not be unreasonably withheld.

      If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and repair all damage done in or by such replacement.

      In the event the HVAC system or any structural component of the Structure is required to be replaced by Tenant during the last two years of the Lease Term (as such term may be extended pursuant to Option 1 and Option 2), Landlord agrees that it will, upon the termination of the Lease, reimburse Tenant for the unamortized capital expenses incurred by Tenant in connection with such installation or replacement. Such capital expenditures shall be amortized over the useful life of such capital expenditure in accordance with generally accepted accounting principles. In order for Tenant to avail itself of the benefits of such reimbursement, it is agreed that Tenant shall, prior to incurring any such capital expenditures, provide Landlord with notice of and an opportunity to approve such proposed capital expenditure. Landlord agrees that it will not unreasonably withhold or delay such approval.

      The interior of the Premises shall be painted or otherwise refurbished (including, but not limited to, signs, floor and wall coverings) by Tenant as and when reasonably necessary to keep the Premises in first class condition, consistent with other restaurants in the Retail Area.

      If Tenant fails to perform its obligations hereunder, Landlord, following the notice and opportunity to cure provided for in Article XVIII hereof and Tenant's failure to cure during such period, may, but shall not be obligated to, perform work resulting from Tenant's acts or omissions and add the cost of the same (which shall be deemed to be Additional Rent) to the next installment of Base Rent due hereunder; provided however, no notice shall be required in the event of an emergency situation.

      Section 9.3. Surrender of Premises.

      Upon the termination of this Lease or any renewal term thereof, Tenant shall surrender the Premises in a broom-clean condition, free of debris and in the same condition (subject to the removals hereinafter required) as the Premises were on the date the Tenant opened the Premises for business to the public, approved (or otherwise permitted) alterations and reasonable wear and tear and damage by casualty excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant, prior to the last day of such Term, shall remove all its trade fixtures, trade equipment, and all other personal property of Tenant not in the nature of a leasehold improvement, before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

                                   ARTICLE X
                           ALTERATIONS; LIENS; SIGNS
                           -------------------------

      Section 10.1. Alterations.

      Other than in connection with Tenant's Work, Tenant shall not make any structural alterations in any portion of the Premises, nor make any alterations in the storefront or the exterior of the Premises, without Landlord's prior written consent, which consent may be withheld by Landlord in its sole discretion. Tenant shall not make any interior alterations affecting the common utility or common mechanical systems of the Project (including, without limitation electrical, plumbing or heating, ventilating and air conditioning systems), without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord agrees that Tenant may make interior, non-structural alterations which do not affect the common utility or mechanical systems of the Project without Landlord's consent, provided that all such alterations comply with applicable codes and provided Tenant gives Landlord prior written notice of said proposed alterations. All alterations, additions and improvements provided for herein shall become, upon completion, the property of Landlord subject to the terms of this Lease. At the expiration of the Lease or earlier termination of this Lease, unless non-removal by Tenant was agreed to by Landlord in connection with the Landlord's initial approval, Tenant shall promptly remove all alterations, additions and improvements and any other property placed in the Premises by Tenant and Tenant shall repair any damage caused by such removal. Tenant shall not be required to remove any alterations, additions and improvements unless, within thirty days prior to the expiration of the Term, Landlord advises Tenant that it desires for Tenant to remove such alterations, additions or improvements and Tenant shall not in any event be required to remove any structural improvements.

      Section 10.2. Tenant Shall Discharge All Liens.

      Tenant shall not suffer liens of any kind to be placed upon the Premises or the Project. Subject to Tenant's right to contest any lien, as provided in the next paragraph, if any lien is placed upon the Premises or the Project as a result of any work done, or materials furnished, on behalf of Tenant, or as a result of any goods or services sold or rendered to Tenant, then Tenant shall, within ten (10) days of Tenant's receipt of actual notice of the imposition of the lien, cause said lien to be released of record, at Tenant's sole expense.

      Tenant shall indemnify, defend and forever save harmless Landlord, its agents and employees from and against any and all liabilities, liens, claims, demands, damages, reasonable expenses, reasonable attorneys' fees, reasonable costs, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of, or in any way connected with, lien claims for any work done for, or materials or services furnished to, or on behalf of, Tenant, whether in the Premises or with respect to the Project (provided, however, that the foregoing indemnity and agreement by Tenant shall not extend to any lien claims resulting from Landlord's failure to pay any amounts due and payable by Landlord pursuant hereto). In case Landlord shall be made a party to any litigation commenced against Tenant regarding the matters described in the immediately preceding sentence, then Tenant shall protect and forever hold Landlord, its agents and employees harmless and shall pay all reasonable costs, expenses and attorneys fees incurred or paid by Landlord in connection with such litigation. Notwithstanding the foregoing, Tenant shall have the right to contest any mechanic's or materialman's lien as to which a valid dispute exists provided prompt notice of such intent to contest is given to Landlord and security which is satisfactory to Landlord, in its sole discretion (which for purposes of this Section 10.2 may be a bond in the amount of 150% of the amount of the lien), is deposited with Landlord within ten (10) days after written demand therefor and provided in no event shall Landlord be required to permit Tenant to contest such mechanic's/materialman's lien if the same would: (a) cause Landlord to be in default of any mortgage or other financing instrument encumbering the Retail Area; (b) jeopardize any pending sale or refinancing of all or any portion of the Retail Area; or (c) jeopardize Landlord's title to the Retail Area. Tenant shall, upon reasonable notice and request in writing from Landlord, also defend Landlord, at Tenant's sole cost and expense, in any action, suit, or proceeding which may be brought on or for the enforcement of any mechanic's/materialman's lien which is contested pursuant to this Section 10.2, and shall pay any damages and satisfy and discharge any judgements entered in such action, suit, or proceeding and shall save harmless Landlord from any liability, claim, or damages resulting therefrom (provided, however, that the foregoing indemnity and agreement by Tenant shall not extend to any lien claims resulting from Landlord's failure to pay any amounts due and payable by Landlord pursuant hereto). In the event of a default by Tenant in procuring the discharge of any such mechanic's/materialman's lien or providing adequate security or bond while any such lien is contested, as provided above, Landlord may, after the expiration of the aforesaid ten (10) day notice and demand period, without further notice, procure the discharge thereof by bonding or payment or otherwise, and all costs and expenses which Landlord may reasonably incur in obtaining such discharge shall be paid by Tenant as Additional Rent within ten
(10) days of any demand therefor.

      Section 10.3. Signs, Awnings and Canopies.

      Tenant will not, without Landlord's prior written consent (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) place or permit on any exterior door or window or any wall of the Premises visible from the exterior of the Premises or otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which does not comply with the Tenant's Sign Criteria, as set forth at Exhibit C hereof. In the event Tenant installs any signage in violation of either the provisions of this Section 10.3 or the Tenant's Sign Criteria, the Landlord shall have the right to remove the same after the giving of five (5) days' prior written notice to Tenant. Notwithstanding the foregoing, any signage not visible from the exterior of the Premises shall not be subject to Landlord's approval or the Tenant Sign Criteria.

      It is agreed that to the extent that Landlord shall erect and maintain in place at any time during the Term of this Lease a monument or pylon sign or signs at the Project, which sign or signs contain identification of more than one tenant or occupant of the Project, then at least one of said monument or pylon signs (to be mutually and reasonable agreed upon by Landlord and Tenant) shall contain sufficient space on its supporting structure for one sign panel for Tenant (which sign panel shall be double-faced if sign panels for other tenants or occupants of the Project set forth on such pylon or monument sign are double-faced) and which sign panel identifying Tenant shall (a) be at a position and of a size which is equal, on a pro-rata basis, or to better than that of sign panels maintained thereon for other tenants or occupants of the Project who occupy an amount of space similar to that of Tenant, and (b) be of such design, content and other sign specifications as are reasonably selected by Tenant; provided further, that if the Landlord's sign currently situated on the State Street side of the Project remains a multi-tenant sign, then that sign shall be the sign upon which Tenant shall be entitled to maintain the aforesaid sign panel identifying Tenant. Throughout the Term of this Lease, Landlord shall be responsible, at Landlord's expense, for (i) obtaining and maintaining all necessary permits and approvals required, both under applicable governmental requirements and otherwise, with respect to the erection and maintenance of said monument or pylon sign, (ii) keeping and maintaining said pylon or monument sign in good condition and repair, (iii) keeping all lighting and other equipment in connection with said monument or pylon sign in good working order and condition, and (iv) keeping said monument or pylon sign illuminated each day from at least 30 minutes before dusk until at least 30 minutes after the close of Tenant's business upon the Premises.

                                   ARTICLE XI
                                   INSURANCE
                                   ---------

      Section 11.1. By Landlord.

      Landlord as part of Landlord's Common Area Costs shall carry public liability insurance (with contractual liability endorsements), and naming the tenants of the Project as additional insureds, on the Common Areas providing coverage for each such area of not less than $2,000,000.00 against liability for bodily injury including death and personal injury for any one occurrence and $1,000,000.00 property damage insurance, or a combined single limit insurance in the amount of $2,000,000.00. If it becomes customary, as reasonably determined by Landlord, during the Term of this Lease for buildings and projects of comparable size and nature as the building in which the Premises is located to carry and maintain insurance policies with higher limits or different coverages than is required of Landlord under the provisions hereof, then, Landlord will provide Tenant with evidence of Landlord's acquisition of insurance policies and coverage whose limits or coverage are not less than the then customary limits and type. The comprehensive general public liability policy shall in no way limit or diminish Landlord's liability under Section 11.6 hereof.

      Landlord, as part of Landlord's Common Area Costs, shall also carry "all risk" insurance, including fire and extended coverage, vandalism, malicious mischief and such other endorsements and/or coverages considered reasonable and customary for similar properties in the downtown Chicago area, insuring all improvements owned by Landlord in the Project including the Common Areas and the Premises, and all leasehold improvements constructed or installed by Landlord (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems reasonably advisable.

      Landlord agrees that, within twenty (20) days following request of Tenant therefor, Landlord will provide Tenant with evidence of the existence of the insurance described in this Section 11.1. Landlord's insurance will include contractual liability coverage recognizing this Lease and shall provide that Landlord and Tenant shall be given a minimum of thirty (30) days' written notice by the insurance company prior to cancellation, termination or change in such insurance.

      Section 11.2. By Tenant.

      Tenant agrees to carry public liability insurance on the Premises during the Term hereof, covering the Tenant and naming the Landlord, Landlord's mortgagee, Landlord's agents and beneficiaries and such other parties as may be reasonably requested by Landlord as additional named insureds with terms and companies reasonably satisfactory to Landlord for limits of not less than $2,000,000 for bodily injury, including death, and personal injury for any one occurrence, $1,000,000 property damage insurance or combined single limit of $2,000,000. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and/or completed operations liability, sprinkler damage insurance and shall provide that Landlord and Tenant shall be given a minimum of thirty (30) days' written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time included in standard fire and extended coverage insurance for the full insurable value, covering Tenant's leasehold improvements constructed or installed by Tenant, all of Tenant's merchandise, trade fixtures, furnishings, wall coverings, plate glass, floor coverings, carpeting, drapes and window coverings, equipment and all items of personal property of Tenant located on or within the Premises. At the Commencement Date, Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and Tenant's insurance obligation shall be subject to additional and/or different types of insurance at any time, and from time to time, during the Term hereof if Landlord, in the exercise of its reasonable judgment, shall deem same necessary for adequate protection hereunder. Within twenty (20) days after Tenant's receipt of written demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with and further provided that such additional and/or different types of insurance shall be reasonable and customary for restaurant uses in mixed use developments in the geographic area in which the Project is located. Tenant shall have the right to maintain any coverage required pursuant to this Section 11.2 under any of its blanket insurance policies, so long as such blanket policies provide for the coverages, in the amounts, required herein, and so long as such policies list the Premises specifically.

      Section 11.2.A. Liquor Liability Insurance.

      If alcoholic beverages are sold, used, delivered or stored on or from the Premises, Tenant shall further maintain throughout the term of this lease (in addition to the insurance to be provided elsewhere herein), at its expense, insurance covering any claims arising under applicable law relating to the manufacture, storage, sale, use or giving away of any fermented, alcoholic or other intoxicating liquor or beverage, which claims could be asserted against Landlord, Tenant or the Premises. Such insurance shall be in an amount of no less than $2,000,000.00 but in no event shall such coverage be less than that customarily carried by prudent operators of similar establishments in the area of the Premises or as required by law. Anything in this Lease to the contrary notwithstanding, at any and all times that such policy or policies, duly approved by Landlord, (which approval shall not be unreasonably withheld, conditioned or delayed), are not in full force and effect, and without regard to the cause thereof, Tenant shall not make or permit any sale of, or give away, any alcoholic liquor on the Premises, and any such sale or gift at any such time or times of non-coverage shall constitute a default under this lease entitling Landlord to exercise all of the remedies in ARTICLE XVIII hereof and to recover from Tenant as damages, all sums of money which Landlord, and its employees, agents and servants or any of them may become legally liable to pay to any person or persons for bodily injury, fatal or non-fatal, for injury to means of support, or for injury to property as a result of such non-coverage. The term "sale" and "alcoholic liquor" as used in this Article have the same meaning as defined in Section 2 of Article I of the Illinois Liquor Control Law approved January 31, 1934 as amended or as said statute may be hereafter amended. Notwithstanding anything to the contrary contained or inferred within or from this lease, Tenant shall not serve or sell alcoholic liquor in the Premises and shall not permit any alcoholic beverage to be brought into the Premises until the above described insurance has been issued and a certificate thereof delivered to Landlord. Such prohibition shall not toll the start of the time rent becomes due or diminish the amount of rent payable. Should such insurance expire or be canceled then alcoholic liquors shall again be prohibited from service by Tenant and all such sales or service of alcoholic liquors shall immediately cease and all alcoholic beverages shall be removed from the Premises and sale shall not resume until the approval of Landlord has been obtained on a new policy of insurance to replace that no longer in effect.

      It is understood by Tenant that under present practice of insurance companies issuing dram shop insurance, coverage may be denied by the insurer if the Tenant assigns or licenses to others the ownership or operation of the restaurant or the alcoholic beverage serving facilities. It is further understood by Tenant that the action of Tenant in making such assignment, transfer or sale of the facility or its operations or alcoholic beverage serving business in all or part of the Premises or the doing of any equivalent act or other act which would serve to cause the termination or cancellation of the dram shop insurance protecting Landlord shall never be done secretly or without advance written approval of Landlord and that such act shall never be done or become effective until substitute insurance of like kind has been obtained to cover such new, assigned, altered, or transferred operation of the restaurant or alcoholic beverage sale business except where Tenant has voluntarily previously ceased the sale of alcohol in the Premises as part of the normal course of operating its business in the Premises. This clause shall in no way be interpreted as a waiver by Landlord of the provisions of ARTICLE XI of this lease.

      If Tenant breaches the provisions of this paragraph, Landlord may take the following actions in addition to any or all other remedies it may have under this lease or at law or in equity: (i) obtain an injunction or restraining order directed against Tenant, its officers, agents, employees, and all other persons confederating with any of them or in possession under any agreement with any of them restraining or enjoining Tenant or any of the aforesaid persons or entities from having on the Premises any alcoholic beverages or serving or selling the same or permitting the use thereof by patrons until dram shop insurance of like kind is provided by Tenant; (ii) demand the removal of all alcoholic beverages from the Premises, and the cessation of all sale or service of alcoholic beverages as an aid to the effective enforcement of such demand until such insurance coverage is obtained and approved by Landlord; and/or (iii) maintain an action at law for damages and, if justified by the facts, for damages intentionally or maliciously inflicted if Tenant evades or breaches the above prohibition of assignment, transfer, sale or any proposed transfer of interest which leads to the cancellation of dram shop insurance coverage protecting Landlord or which has the effect of invalidating or which could invalidate dram shop coverage.

      Section 11.3. Mutual Waiver of Subrogation Rights.

      Whenever any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence (including negligence) is incurred by either of the parties to this Lease in connection with the Premises or the Project, and such loss, cost, damage or expense is covered by the insurance required to be carried pursuant to this Lease (or which would have been covered had the party claiming the loss obtained the insurance required to be carried hereunder), then the party so damaged hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense and waives any right of subrogation on behalf of itself and its insurance carrier which might otherwise exist in or accrue to that party on account thereof. Landlord and Tenant shall, each deliver to the other party hereto, at or before the Commencement Date hereunder (and, thereafter, from time to time upon receipt of reasonably request therefor) a waiver of subrogation in the form and content as reasonably required by the requesting party's insurance carrier.

      Section 11.4. Intentionally Omitted.

      Section 11.5. Increase in Fire Insurance Premium.

      Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy ordinarily maintained for restaurants in the Chicago Metropolitan area unless Tenant has obtained Landlord's prior written consent and has agreed to pay any portion of the increase in fire insurance policies resulting from such change. Tenant agrees to pay any increase in premiums for fire and extended coverage or other insurance that may be charged during the Lease Term on the amount of such insurance which may be carried by Landlord on the Premises or the Project resulting from the type of merchandise sold by Tenant in the Premises, whether or not Landlord has consented to the same, provided that such merchandise is of a type or nature different from that customarily sold in restaurants of the type contemplated under this Lease to be operated by Tenant at the Premises. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

      In the event Tenant's particular manner of use or operation of the Premises is different from customary and ordinary white tablecloth restaurant operations or use and such extraordinary manner causes any increase of premium for the public liability, fire and other peril insurance rates on the Premises or Project or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, the Tenant shall pay the additional premium on such insurance policies by reason thereof. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may reasonably elect, and shall be due from Tenant within ten (10) days after the date rendered, and the amount thereof shall be deemed to be, and be paid as, Additional Rent. Landlord represents that Tenant's intended use of the Premises as a restaurant shall not, in and of itself, cause an increase in Landlord's insurance premiums.

      Section 11.6. Mutual Indemnification.

      A. Tenant shall indemnify and forever save harmless Landlord, its agents and employees, except for the negligence or willful misconduct of Landlord, its agents and employees, from and against any and all third party personal injury and third party personal property liabilities, liens, claims, demands, damages, expenses, attorneys' fees, costs, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of, or in any way connected with, Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Project or Common Area or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees or servants.

      B. Landlord shall indemnify and forever save harmless Tenant, its agents and employees, except for the negligence or willful misconduct of Tenant, its agents and employees, from and against any and all third party personal injury and third party personal property liabilities, liens, claims, demands, damages, expenses, attorneys' fees, costs, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of, or in any way connected with, Landlord's management, operations, control, conduct or activities in the Premises, Project or Common Area or any part thereof, or occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees or servants.

      C. The indemnities provided in this Section 11.6 shall survive the expiration or sooner termination of the Lease. Each party hereto shall promptly notify the other party hereto of any claim asserted by such party with respect to which such party is indemnified under this Lease against loss by the other party hereto, and the party giving such notice shall promptly deliver to the other party hereto the original or a true copy of any summons or other process, pleading or notice issued or served in any suit or other proceeding to assert or enforce any such claim. The terms and provisions of this Article XI shall survive the termination or expiration of this Lease.

                                  ARTICLE XII
                      ESTOPPEL, ATTORNMENT, SUBORDINATION
                      -----------------------------------

      Section 12.1. Estoppel Certificate.

      Within twenty (20) days after Landlord's or Tenant's request, or in the event that upon any sale, assignment or hypothecation of the Premises and/or the land thereunder by Landlord, an Estoppel Certificate shall be required from either party to this Lease, the non-requesting party shall deliver, executed in recordable form, a declaration to any person designated by the requesting party:
(a) ratifying this Lease; (b) stating the Commencement and Expiration Dates; and
(c) certifying: (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be described therein); (ii) that all conditions under this Lease to be performed by the requesting party have been satisfied (stating exceptions, if any); (iii) that no defenses or offsets against the enforcement of this Lease by the requesting party exist (or stating those claimed); (iv) advance rent, if any, paid by Tenant; (v) the date to which rent has been paid; (vi) the amount of security deposited with Landlord; and (vii) such other information as the requesting party (or Landlord's mortgagees) may reasonably require. Persons receiving such statement shall be entitled to rely upon it.

      Section 12.2. Attornment.

      Tenant shall, in the event of a sale or assignment of Landlord's interest in the Retail Area, the Premises, or the Project or this Lease, or if the Retail Area, the Premises and/or the Project comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder provided that such mortgagee, ground lesser or other person first agrees in writing (the "Non-Disturbance Agreement"), in form and content reasonably and mutually acceptable to Tenant and such mortgagee, ground lessor, or other person, with Tenant to recognize this Lease, and not disturb Tenant's possession, so long as Tenant is not in default of this Lease beyond any applicable cure period set forth herein, and agrees to such other matters as may be requested and mutually and reasonably agreed to by such parties. Subject to the limitations set forth in the immediately preceding sentence, Tenant shall execute, at Landlord's request, any attornment agreement reasonably requested by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person may reasonably request.

      Section 12.3. Subordination.

      A. Mortgage. This Lease and Tenant's rights under this Lease are subject and subordinate to the liens of any mortgages or any lien resulting from any method of financing or refinancing, together with any renewals, extensions, modifications, consolidations and replacements of them (hereinafter collectively referred to as "Mortgage"), which now or at any subsequent time encumber the Retail Area, the Premises, or the Project or any interest of Landlord in the Retail Area, the Premises or the Project or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it), provided each and every such mortgagee or security holder first agrees in writing, in form and content mutually and reasonably acceptable to Tenant and such mortgagee, ground lessor, or other person, that if Landlord defaults under the Mortgage, such mortgagee or security holder shall recognize this Lease and not disturb Tenant's possession of the Premises while Tenant in not in default of this Lease beyond any applicable cure period hereunder and agrees to such other matters as may be reasonably acceptable to Tenant and such Mortgagee or security holder. Landlord agrees to use all reasonable efforts to obtain a Non-Disturbance Agreement for Tenant from the existing lender of the Retail Area, in the form and content of that attached hereto as Exhibit J and made a part hereof (any modifications of which shall be reasonably approved by Tenant and said lender), simultaneously with Landlord's execution and delivery of this Lease to Tenant. In the event Landlord is unable to obtain a Non-Disturbance Agreement from each and every then existing mortgagee of Landlord's interest in the Project, on or before the execution of this Lease by both Landlord and Tenant, then either party hereto shall have the right to terminate this Lease upon ten (10) days prior written notice to the other at any time prior to obtaining such Non-Disturbance Agreement. Subject to the provisions of this paragraph, Tenant will execute, acknowledge and deliver to Landlord at any time and from time to time, upon demand by Landlord, such documents as may be reasonably requested by Landlord or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect any such subordination, in a form of agreement reasonably acceptable to Tenant and Landlord's mortgagee, ground lessor or other security holder.

      B. Operation and Reciprocal Easement Agreement. This Lease shall be automatically subject and subordinate to one or more present operation and easement or similar agreements (hereinafter referred to as "Operating Agreements") including but not limited to that certain Reciprocal Development, Operating and Easement Agreement dated as of January 29, 1996, by and between HOB Marina City Partners, L.P., HOB Chicago, Inc., and Niki Development Corp., as the same may be joined by American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated October 11, 1994 and known as Trust No. 118880-05, as amended by joinder in and amendment to said Agreement dated August 20, 1996, as further amended by Second Amendment thereto dated January 16, 1997 and as the same may be amended or modified from time to time, and the current Easement and Operating Agreement, between Landlord and the owners of the Residential Area, or other owners or lessees of real estate within or near the Project and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons heretofore or hereafter, whether such persons are located on the Retail Area, the Residential Area or otherwise and Tenant shall execute such instruments (in form and content reasonably acceptable to Tenant) as Landlord reasonably requests to evidence such subordination.

      C. Declaration of Condominium. This Lease shall be further subject and subordinate to the Declaration of Condominium Ownership for the Marina Towers Condominium Association recorded December 15, 1977 as document number 24238692 (herein referred to as "Declaration of Condominium") and to any and all easements contained therein granted to the owner(s) of any parcels of land and/or air rights and Tenant shall execute such instruments as Landlord reasonably requests to evidence such subordination.

      D. Landlord's Representation. Landlord represents that nothing contained in the existing Operating Agreements and Declaration of Condominium Ownership does or shall prohibit, or impose a material interference with, Tenant's initial use of the Premises (as set forth in Section I of the Basic Lease Provisions).

                                  ARTICLE XIII
                     ASSIGNMENT, SUBLETTING AND CONCESSIONS
                     --------------------------------------

      Section 13.1. Assignment, Subletting and Ownership.

      A. Tenant acknowledges that Tenant's agreement to operate its business in the Premises for the use permitted in Section I of the Basic Lease Provisions for the Term hereof, was a primary inducement and precondition to Landlord's agreement to lease the Premises to Tenant. Accordingly, Tenant shall not transfer, assign, sublet, enter into license, franchise or concession agreements, change ownership or hypothecate this Lease or the Tenant's interest in and to the Premises in whole or in part, or otherwise permit occupancy of all or any part thereof by anyone (other than Tenant's servants, employees, customers and invitees) with, under or through Tenant (the foregoing are herein collectively referred to as "Transfer" or "Transfers") or under it without first procuring the written consent of Landlord, which consent (subject to Landlord's right to terminate this Lease provided below) shall not be unreasonably withheld, conditioned or delayed. Any such attempt to so Transfer, without the Landlord's written consent, shall be void and confer no rights upon any third person. The prohibitions of this Article XIII shall be construed to refer to any acts or events referred to whether they occur by operation of law, legal process, receivership, bankruptcy or otherwise.

      Notwithstanding anything to the contrary herein contained, Landlord agrees that:

(i) Tenant may assign this Lease to any parent, subsidiary or affiliate of Tenant without obtaining the prior written consent of Landlord, provided that the following conditions are met:

      (a) That such assignment or subletting shall in no manner relieve Tenant (except in the case of such assignment which results in a liquidation of the assets of Tenant) or Guarantor of any of the obligations undertaken by it under this Lease;

      (b) That such permitted assignee or subtenant of Tenant to which this Lease may be assigned or the Premises sublet agrees by a written instrument reasonably satisfactory to Landlord to be bound by all the conditions, obligations and agreements contained in this Lease accruing from and after the effective date of such Transfer;

      (c) That a fully executed copy of such assignment or sublease be delivered to Landlord within thirty (30) days of the effective date of such assignment or sublease; and

      (d) That any assignee or sublessee in possession of the Premises shall (except in the case of such an assignment which results in a liquidation of the assets of Tenant) during such possession for the term of the Lease or any extension thereof, remain the parent, subsidiary or affiliate of Tenant.

Further notwithstanding anything to the contrary set forth herein, Landlord hereby agrees that the transfer of more than fifty percent (50%) of the ownership interest(s) of Tenant or the transfer of more than fifty percent (50%) of the assets of Tenant, in either instance in one or a series of transactions, or the conversion of Tenant into another form of entity, which transfers or conversions shall be made in connection with or as part of a public offering of Guarantor's equity securities, shall not require the consent of Landlord and shall not constitute a breach or default of this Lease.

The term affiliate, as used herein, shall mean any corporation, partnership or other business entity, directly or indirectly through one (1) or more intermediaries controlling, controlled by or under common control with Tenant and/or Guarantor. The term control, as used herein, shall mean the power to direct the management and operations and/or the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or other equity interests of the controlled corporation, partnership or other business entity.

(ii) Subject to satisfying the conditions hereinafter set forth, Tenant may assign this Lease to any corporation, partnership or other business entity owned or controlled by Guarantor or an affiliate of Guarantor, with which Tenant may merge or consolidate or to any person or entities, owned or controlled by Guarantor or an affiliate of Guarantor, who acquire substantially all of Tenant's assets or capital stock; or Tenant may assign this Lease TO AN UNAFFILIATED ENTITY, in connection with the assignment of other leases and the concurrent sale of other restaurants which Tenant, Guarantor or their respective affiliates operate, provided, however, such assignments and sales to such entity shall consist of at least 75% of all restaurants then being operated UNDER THE SAME TRADE NAME THEN BEING USED BY TENANT AT THE PREMISES. The foregoing described assignments or sales may be made without the necessity of obtaining Landlord's prior consent thereto, provided, however:

      (a) that Tenant shall not then be in default under this Lease (which default is continuing beyond the expiration of any applicable grace or notice and cure periods);

      (b) the Premises shall continue to be operated under the trade name of Tenant and solely for the use specified in the Use Section of this Lease;

      (c) no such assignment (other than a merger or consolidation which results in a liquidation of the assets of Tenant) shall relieve Tenant from any of its obligations hereunder, and no such assignment shall relieve Guarantor from any of its obligations under its guaranty agreement;

      (d) that Tenant provides Landlord with thirty (30) days written notice prior to the making of any such assignment, which notice shall specify the name, net worth and retail experience of the proposed assignee;

      (e) that the net worth of the assignee immediately following such transfer is not less than the net worth of Tenant at the time of such assignment or subletting;

      (f) the assignee is experienced in the operation of a restaurant business;

      (g) a fully executed copy of such assignment is delivered to Landlord within fifteen (15) days of the effective date thereof; and

      (h) That such permitted assignee or subtenant of Tenant to which this Lease may be assigned or the Premises sublet agrees by a written instrument reasonably satisfactory to Landlord to be bound by all the conditions, obligations and agreements contained in this Lease accruing from and after the effective date of such Transfer;

      In the event Tenant proposes to Transfer this Lease, and Landlord's consent is required hereunder, Tenant shall first give written notice to Landlord of its intention to do so, which notice shall contain: (I) the name of the proposed assignee, sub-tenant or occupant (collectively "Transferee"); (2) the nature of the proposed Transferee's business to be carried on in the Premises; (3) the terms and provisions of the proposed Transfer; and (4) the most recent financial statement or other equivalent financial information concerning the proposed Transferee. Subject to Tenant's right to rescind a request for consent in the event Tenant receives notice of Landlord's intent to terminate this Lease, as hereinafter set forth, once given, any such notice of proposed transfer shall be irrevocable for such period of time as is permitted under this Section for Landlord to make an election and for such election to be final.

Landlord agrees, within thirty (30) days after receipt of such notice requesting Landlord's consent, to either:

      1.    Not unreasonably withhold or delay its consent; or

      2.    Reasonably withhold its consent; or

      3. Terminate this Lease in which event this Lease shall terminate on the ninetieth (90th) day after the Landlord's receipt of Tenant's proposal in accordance with the provisions of this Lease relating to the surrender of the Premises at the expiration of the Term.

If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises with the intended assignee or sublessee on such terms as Landlord and such person may agree or enter into a new lease covering the Premises with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting.

It is hereby agreed that in addition to other reasonable grounds, the withholding of the consent described above will be deemed reasonable if:

            (a)   In the reasonable judgment of Landlord, the proposed
                  Transferee:

                  (1) is of a character or engaged in a business or proposes to use the Premises in a manner which (i) would reduce the amount of Percentage Rent previously paid by Tenant to Landlord hereunder; or (ii) is not in keeping with the standards of Landlord for the Project;

                  (2) has an unfavorable reputation;

                  (3) has a credit standing which, in the reasonable opinion of Landlord, is inferior to other tenants of the Retail Area; or

                  (4) does not have substantial experience in owning and operating the type of retail business to be conducted on the Premises;

            (b)   An event of default has occurred and has not then been cured;

            (c) The proposed Transfer does not obligate the proposed Transferee to comply with all of the terms of this Lease which imposes obligations or responsibilities upon Tenant accruing from and after the effective date of such Transfer.

      Notwithstanding the foregoing, if Landlord elects to terminate this Lease, upon Landlord's receipt of a request for consent in accordance with the provisions of this Article XIII, pursuant to Landlord's right to do so as contemplated in this Section 13.1, Tenant may, within fifteen (15) days of receipt of notice of Landlord's election to terminate, rescind its request for Landlord's approval of such Transfer and in such event, this Lease shall continue in full force and effect as if such request was never made.

      C. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent attempted Transfer. Receipt by Landlord of Base Rent due hereunder from any party other than Tenant shall not be deemed to be a consent to any such Transfer, nor relieve Tenant of its obligation to pay Base Rent or Additional Rent for the full Term of this Lease. Any permitted transferee shall remain fully liable to Landlord for the obligations of Tenant hereunder arising from and after the effective date of such Transfer, including, without limitation, the obligations of Tenant to comply with the provisions of Section 4.5 and pay Percentage Rent to Landlord. Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for damages by reason of any refusal, withholding or delaying by Landlord of any consent, (where such refusal, withholding or delaying was in accordance with the provisions of this Article XIII) and, in such event, Tenant's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirement of consent.

      D. Each such Transfer to which there has been consent shall be by instrument in writing, in form reasonably satisfactory to Landlord, and shall be executed by the Transferor and the Transferee who shall agree in writing for the benefit of the Landlord to assume, be bound by and perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant arising from and after the effective date of such Transfer. One executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this
Article XIII shall operate to prevent any such Transfer requiring such consent from becoming effective. Notwithstanding any such Transfer, Tenant shall (except in the event of a merger or consolidation which results in a liquidation of the assets of Tenant) remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease, provided, however, if this Lease is terminated, the Transferor shall be relieved of any liability accruing after the effective date of such termination.

      E. If the base rent, percentage rent or any additional rental and/or charges required to be paid arising from any Transfer described herein exceeds the Base Rent, Percentage Rent or any Additional Rental and/or charges reserved hereunder, then Tenant shall pay to Landlord, on demand, one half (1/2) of the amount of such excess (after first deducting from the amount of such excess the amount of any actual and reasonable expenses incurred by Tenant in connection with such Transfer), which shall be deemed Additional Rental.

                                  ARTICLE XIV
                      ADVERTISING AND PROMOTIONAL SERVICE
                      -----------------------------------

      Section 14.1. Provisions Relating to Advertising and Promotional Service.

      Tenant will use reasonable and good faith efforts to promote the Premises through the issuance of complementary food and beverages to Landlord, at Landlord's request (but allocated to the various promotions proposed by Landlord in Tenant's discretion), in conjunction with Landlord's promotion of the Project, in an amount up to but not to exceed the sum of Ten Thousand and 00/100 Dollars ($10,000.00) per calendar year of the Term. Said sum shall be determined on a non-cumulative basis, and prorated for partial calendar years of the Term.

      In addition to the foregoing, Tenant agrees that not less than One Hundred Fifty Thousand ($150,000.00) in pre-opening and opening promotional and advertising expenses will be spent in connection with the Premises. ("Pre-opening" and "opening" shall be deemed to end as of the twelfth (12th) full month of the Lease Term.) Tenant agrees to mention the name of the Premises and "Marina City" in all local advertising relating to the Premises. Tenant shall substantiate such expenditures to Landlord's reasonable satisfaction on Landlord's written request.

                                   ARTICLE XV
                          LANDLORD'S SECURITY INTEREST
                          ----------------------------

      Section 15.1. Landlord's Security Interest.

      Upon Tenant's written request, Landlord agrees to subordinate its statutory lien in Tenant's trade fixtures, trade equipment and inventory to the lien of the entity providing financing to Tenant for Tenant's trade fixtures, equipment and inventory at the Premises, subject to the parties entering into a subordination agreement in form and substance reasonably satisfactory to Landlord.

                                  ARTICLE XVI
                         DESTRUCTION OF LEASED PREMISES
                         ------------------------------

      Section 16.1. Fire, Explosion or Other Casualty.

      In the event the Premises or means of access or the supply of essential utilities or other service systems to the Premises within the Project are damaged by fire, explosion or any other casualty, the damage, except as is otherwise provided in this Article XVI, shall promptly be repaired by Landlord at Landlord's expense, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and that in no event shall Landlord be required to repair or replace merchandise, trade fixtures, furnishings, equipment, personal property, wall and floor coverings and drapes and window coverings or plate glass. If the casualty, repairing or rebuilding shall render the Premises untenantable (whether as a result of damage within the Premises or deprivation of reasonable access or the supply of essential utilities or other service systems to the Premises), in whole or in part, a proportionate abatement of Base Rent and all Additional Rent shall be allowed from the date when the damage occurred until the date which is the earlier to occur of (i) Tenant's opening for business or (ii) the date which is one hundred twenty (120) days after the date Landlord completes its work, pursuant to this Article XVI, said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the square footage of the Premises. Nothing in the immediately preceding sentence shall be construed to permit the abatement in whole or in part of the Percentage Rent, however, the computation of Percentage Rent shall be based upon the revised Base Rent as the same may be abated pursuant to this Section 16.1. In the event the rebuilding or repair of the Premises, the Retail Area of the Project, and the Common Areas or access or the supply of essential utilities or other service systems thereto have not been substantially completed to their condition prior to such damage within a two hundred forty (240) day period from the date of the occurrence of such damage, Tenant may elect to terminate this Lease upon sixty (60) days prior written notice to Landlord, said notice to be served within thirty (30) days of the expiration of the two hundred forty (240) day period described above.

      Notwithstanding the obligations of Landlord to repair as contemplated in this Section 16.1 to the contrary, it is agreed that in the event any such damage, fire, explosion, or other casualty shall occur during the last two Lease Years and as a result thereof, Tenant is unable to conduct its business from the Premises, then, and in such event, either party shall have the right to terminate this Lease by notifying the other party, in writing, of its intention to do so, no later than the 90th day after the occurrence of such damage, fire, explosion or other casualty. In the event Landlord has elected to terminate this Lease pursuant to the preceding sentence, and either Option 1 or Option 2 has not, as of such time been exercised, Tenant shall have the right by written Notice to Landlord, within 30 days after receipt of Landlord's termination notice, to reinstate this Lease by exercising the applicable option, in which event the Lease shall be reinstated.

      Section 16.2. Repair of Landlord's and Tenant's Work.

      The provisions of this Article XVI with respect to repair by Landlord shall be limited to such repair as is necessary to place the Premises in the condition that existed on the Possession Date, and when placed in such condition, the Premises shall be deemed restored and rendered tenantable. Subject to Tenant's receipt of sufficient proceeds therefor from Tenant's insurance carrier, and further subject to Tenant having sufficient access to the Premises for the conduct of the work described below, within one hundred twenty
(120) days after delivery to Tenant of the Premises in the aforesaid condition, Tenant, at Tenant's expense, shall complete Tenant's Work, replace its stock in trade, fixtures, furniture, furnishings, floor coverings, equipment and plate glass, and, if Tenant has closed, Tenant shall reopen for business within such one hundred twenty (120) day period.

      Section 16.3 Determination of Damage.

      If all or any part of the Premises, Retail Area or Common Area is destroyed or damaged, an architect mutually acceptable to Landlord and Tenant shall determine the extent of the destruction or damage and provide Landlord with a certificate attesting to the condition of the Premises, Common Area or Retail Area, as the case may be. Said certificate shall bind the parties as to:

      (a) the percentage of area of the Retail Area, Premises or Common Area damaged or destroyed; and

      (b)   the estimated replacement cost for any damaged or destroyed areas.

                                  ARTICLE XVII
                                 EMINENT DOMAIN
                                 --------------

      Section 17.1. Condemnation of Premises.

      If the whole of the Premises or reasonable access or the supply of essential utilities or other service systems thereto shall be taken or acquired by any public or quasi-public authority under the power or threat of eminent domain, the Term shall cease as of the day possession of the Premises shall be taken by such public authority, and Tenant shall pay rent up to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for any period subsequent to the date possession is taken. If less than all of the Premises shall be so taken, the Term shall cease only on the parts so taken as of the day possession shall be taken by such authority, and Tenant shall pay rent up to that day with appropriate refund by Landlord of such rent as may have been paid in advance for any period subsequent to the date that possession is taken, and thereafter the Base Rent and Tenant's Proportionate Share shall be equitably adjusted. Landlord shall, at its expense, make all necessary repairs and alterations to the basic building and exterior work so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs and alterations to the extent the cost thereof exceeds the award received by Landlord. Tenant, at Tenant's expense, shall, upon receipt, and to the extent, of Tenant's award, make repairs and restorations to the remaining Premises of the nature required as Tenant's Work and shall also repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings, plate glass and equipment, and, if Tenant has closed, shall promptly reopen for business.

      If the part of the Premises so taken leaves space no longer suitable for the conduct of Tenant's business as contemplated hereunder (whether as a result of a direct taking of the Premises or deprivation of reasonable access to the Premises), then at Tenant's option, to be exercised within thirty (30) days of taking, the Term shall cease and Tenant shall pay rent up to the day possession is taken with an appropriate refund by Landlord of such rent as may have been paid in advance for any period subsequent to the date of the taking of possession. If, in the determination of Landlord's lender, as specified in Landlord's mortgage, any significant portion of the Retail Area or the floor area of the building in which the Premises are located shall be taken by the exercise, or under the threat of the exercise of, the power of eminent domain and such taking has a permanent, material and adverse effect upon the operation of Tenant's business at the Premises as reasonably determined by Landlord's lender, Landlord may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the public authority, terminate this Lease, and rent shall be paid or refunded, as appropriate, as of the date of termination. The Landlord shall only be entitled to exercise the termination rights described in the preceding sentence if it is determined by Landlord's lender that reasonable access or the supply of essential utilities or other service systems to the Premises cannot be restored.

      Section 17.2. Condemnation Award.

      All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or a part of the Premises or Retail Area, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Premises or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of such compensation; provided, however, that Landlord shall not be entitled to any award specifically made to Tenant for moving expenses, the taking of Tenant's trade fixtures, furniture or leasehold improvements to the extent of the cost to Tenant of said improvements (exclusive of Landlord's contribution, if any), less depreciation. In the event the condemning authority awards only one lump sum to Landlord with respect to any taking or acquiring under the power or threat of eminent domain, Tenant shall be entitled to a reasonable portion of such sum as may be attributed by such condemning authority to Tenant's aforesaid moving expenses, the taking of Tenant's trade fixtures, furniture or leasehold improvements, or the cost of any of Tenant's improvements to the Premises (exclusive of Landlord's contribution, if any).

                                 ARTICLE XVIII
                               DEFAULT BY TENANT
                               -----------------

      Section 18.1. Right to Reenter and Remedies.

      In the event of (a) any failure of Tenant to pay any Base Rent, Additional Rent or any other amount due hereunder for more than ten (10) days after written notice of such default shall have been given to Tenant, or (b) any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been given to Tenant (or such longer period as may be reasonably required to correct such default, provided Tenant commences to cure within said thirty (30) day period and thereafter proceeds to completion of such cure with due diligence, but in no event, however, shall such time period for cure exceed 120 days in total), or (c) if Tenant or an authorized agent of Tenant shall intentionally falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or (d) if Tenant or any guarantor of this Lease shall become insolvent, or file any debtor proceedings or take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute of any state a petition for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, (and in the case of involuntary proceedings, if such proceedings are not dismissed within ninety (90) days of the filing thereof); or (e) if Tenant or any such guarantor makes a general assignment for the benefit of all or substantially all of Tenant's major creditors, or (f) if Tenant shall abandon the Premises, or suffer this Lease to be taken under any writ of execution, or does not do business in the Premises for a period of ten (10) consecutive days in violation of the terms of this Lease, except as may be otherwise provided herein, and if Tenant fails to re-commence its occupancy of the Premises and its business at the Premises within ten (10) days following Tenant's receipt of written notice of such default, or (g) if Tenant during the Term hereof shall have been in default in the payment of Base Rent, Additional Rent or other amount due hereunder more than three (3) times in any twelve (12) month period and because of such defaults Landlord shall have served upon Tenant, during such consecutive twelve (12) month period, three or more ten (10) day notices (in which event a default of this provision shall be deemed non-curable), then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right to terminate Tenant's right to possession of the Premises and to re-enter and may remove all persons and property from the Premises. Tenant's property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice (except as provided herein), with resort to legal process, and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

      Section 18.2. Right to Relet.

      Should Tenant be in default as provided in Section 18.1 above and Landlord elects to reenter the Premises, as herein provided, or should it take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law, or should Tenant fail to cure a default (after expiration of the applicable notice period) it may either terminate this Lease or may, from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion may deem advisable. Upon each such reletting, all rentals, and other consideration, received by Landlord therefrom shall be applied: first, to any indebtedness other than Base Rent due hereunder from Tenant to Landlord; second, to pay any actual and reasonable costs and expenses of reletting, including Additional Rent, concessions, or abatements, actual and reasonable brokers' fees and attorneys' fees, and costs of such alterations and repairs (Tenant shall not be liable for any such cost or expense if caused by Landlord) provided that the cost of such alterations, for purposes of this section, shall not exceed the cost of restoring the Premises to so called "Vanilla Shell" condition (hereinafter defined); third, to the payment of Base Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent as the same may become due and payable hereunder. "Vanilla Shell", as used in the preceding sentence, shall mean the usual and customary interior improvements made available to new tenants by landlords for similar space in the Retail Area of the Project including customary demising walls, covered with drywall ready for paint, a floor slab ready for tenant's floor covering, a t-bar hung ceiling, and excluding the cost of improvements normally paid or incurred by a new tenant. If such rentals and other consideration received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

      No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination thereof shall be decreed by a court of competent jurisdiction. Landlord shall be entitled to recover from Tenant any Base Rent which would otherwise have been payable under the terms of this Lease but for concessions or abatements previously granted by Landlord to Tenant, provided that such recovery shall be subject to reduction based on the rents or other considerations received by Landlord from any replacement tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default, including the actual and reasonable cost of recovering the Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of Base Rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which amounts shall be discounted to present value at the rate of six percent (6%), immediately due and payable from Tenant to Landlord. If Tenant has previously paid Percentage Rent to Landlord, then in determining the Base Rent which would be payable by Tenant hereunder subsequent to default the Base Rent for each year of the unexpired Term shall be equal to the average annual Base and Percentage Rents payable by Tenant from the commencement of the Lease Term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

      Landlord agrees to use commercially reasonable efforts to relet the Premises and otherwise mitigate its damages, giving due consideration to market conditions, the tenant mix and vacancy levels at the Project.

      Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

      In no event shall Landlord be entitled to receive consequential or punitive damages arising out of a Tenant's default.

      Section 18.3. Legal Expenses.

      If suits shall be brought for recovery of possession of the Premises, for the recovery of Base Rent, Additional Rent or any other amount due under the provisions of this Lease, or because of the breach of any term, covenants or condition herein contained on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the non-prevailing party in such proceedings shall pay to the prevailing party all expenses incurred therefor, including reasonable attorneys' fees.

      Section 18.4. Waiver of Jury Trial and Counterclaim.

      The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim for injury or damage under this Lease.

                                  ARTICLE XIX
                              DEFAULT BY LANDLORD
                              -------------------

      Section 19.1. Default Defined, Notice.

      Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default provided Landlord has commenced such cure within said thirty (30) day period and prosecutes such cure to completion with due diligence, but in no event, however, shall such time period for cure exceed 120 days in total), after written notice is received by Landlord from Tenant specifically describing such failure. Tenant agrees to use all commercially reasonable efforts to mitigate its damages in the event of a default by Landlord. In the event of a default by Landlord under this Lease and the expiration of all applicable cure periods with respect thereto, as set forth in the preceding portions of this Section 19.1, Tenant shall be entitled to pursue any legal or equitable rights or remedies which Tenant may have under this Lease or otherwise at law or in equity by virtue of such default by Landlord; provided, that Tenant shall in any such event additionally have the option (at Tenant's sole discretion) of remedying such default by Landlord and, in connection therewith, incurring reasonable expenses for the account of Landlord, and any and all such sums expended or obligations incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon demand.

      In the event Tenant has exercised its right of self-help under those circumstances contemplated at Section 9.1 of this Lease, Landlord has not reimbursed the Tenant for the costs incurred by Tenant in connection with the exercise of said self-help, Tenant may, thereafter, offset the reasonable expenses incurred by it subsequent to the time as Landlord's default has been adjudicated by a court of competent jurisdiction and all appeal rights thereunder have expired.

      Section 19.2. Notice to First Mortgagee.

      If the holder of a fee mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, said holder shall have the right, but not the obligation, within thirty (30) days after receipt of such notice, to cure such default before Tenant may take any action by reason of such default (except in the event of an emergency).

                                   ARTICLE XX
                               TENANT'S PROPERTY
                               -----------------

      Section 20.1. Taxes on Leasehold.

      Tenant shall be responsible for and shall pay before becoming delinquent, all municipal, county, federal or state taxes coming due during or after the Term of this Lease against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

                                  ARTICLE XXI
                               ACCESS BY LANDLORD
                               ------------------

      Section 21.1. Right of Entry.

      Landlord, its agents and employees, shall have the right to enter the Premises from time to time at reasonable times following reasonable advance notice to Tenant (except in situations where emergency repairs are necessary, in which event no notice shall be required, provided that Landlord shall reasonably endeavor to provide Tenant with telephonic notice of the occurrence or necessity of any such emergency repairs as soon as reasonably possible before or after same are undertaken) to examine the same, show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems reasonably desirable. Base Rent shall not abate while any such repairs, alterations, improvements or additions are being made, provided that improvements or additions shall be located in a manner which does not materially interfere with Tenant's use of the Premises as contemplated hereunder. During the last six (6) months of the Lease Term, provided Tenant has not delivered notice of its intent to exercise a renewal option and Tenant is not in default of this Lease beyond any applicable cure period, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises such notices reasonably deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligations, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

      Landlord agrees to exercise its rights hereunder so as to cause as little interruption with Tenant's business as is reasonably possible under the circumstances. If any such entry and/or activity (i) was not necessitated by Tenant's act or omission, and (ii) shall continue for more than forty-eight (48) hours, and (iii) shall preclude Tenant from conducting its business within the Premises, then the Base Rent (and all Additional Rent and other charges hereunder) shall be proportionately abated commencing after 48 consecutive hours of such interruption.

                                  ARTICLE XXII
                   HOLDING OVER, SUCCESSORS, SALE BY LANDLORD
                   ------------------------------------------

      Section 22.1. Holding Over.

      If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to one and one half (1/2) times the Base Rent prorated for the number of days of such holding over, plus a pro rata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. In addition thereto, if Landlord shall provide notice to Tenant 30 days prior to the expiration of the Lease Term that Landlord requires timely possession of the Premises for delivery to any successor tenant or occupant, then Tenant shall be liable to Landlord for any and all damages which Landlord shall suffer by reason of such holding over, and Tenant will indemnify Landlord against all claims and demands made by any succeeding Tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding Tenant. If Tenant holds over the Premises with or without Landlord's written consent, Tenant shall occupy the Premises on a tenancy from month to month and all other terms and provisions of this Lease shall be applicable to such period.

      Section 22.2. Successors.

      All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the benefit of respective heirs, successors, administrators, executors and assigns of the parties hereto, except that no rights shall inure to the benefit of any Transferee of Tenant (as such term is defined in Article XIII hereof) unless the Transfer was approved by Landlord in writing as provided in Section 13.1 hereof (or such Transfer does not require Landlord's approval).

      Section 22.3. Sale by Landlord.

      In the event of any sale or exchange of all of the Landlord's interest in the Project or any part thereof which includes the Premises, in whole or in part, by Landlord and an assignment by Landlord of this Lease, Landlord shall be, and hereby is, entirely relieved of all liability for any and all of its covenants and obligations contained herein or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment, provided that any successor to Landlord hereunder shall assume (or is deemed to have assumed) Landlord's obligations arising from and after the effective date of consummation of such Transfer (and Tenant shall not be obligated to pay rent or other charges or sums payable by Tenant hereunder to any such transferee until Tenant shall have been furnished with evidence of such transfer and assumption).

                                 ARTICLE XXIII
                                QUIET ENJOYMENT
                                ---------------

      Section 23.1. Landlord's Covenant.

      If Tenant pays the rents and other amounts herein provided, and observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXIV
                                 MISCELLANEOUS
                                 -------------

      Section 24.1. Intentionally Omitted.

      Section 24.2. Waiver.

      No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

      Section 24.3. Accord and Satisfaction.

      Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same to any obligation of Tenant (and if there is more than one outstanding obligation, the allocation and method of application of such payment among any one or more of said obligations shall be determined in Landlord's discretion) and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same.

      No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever except to the extent same is applied pursuant to the immediately preceding paragraph (and subject to any right Landlord may have to refuse the payment). The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

      Section 24.4. Entire Agreement.

      There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

      It is understood and agreed by Tenant that Landlord and Landlord's employees and agents have made no representations or promises with respect to the Premises or the making or entry into this Lease, except as is in this Lease expressly set forth, and/or except in any other written agreement executed by and between Landlord and Tenant concurrently with this Lease or in connection with this Lease and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease or in a written modification to this Lease signed by Landlord and Tenant, and/or except in any other written agreement executed by and between Landlord and Tenant concurrently with this Lease or in connection with this Lease.

      This Lease has been the subject of extensive negotiations between the parties and the interpretation thereof shall not be based upon any party being the draftsman thereof.

      Section 24.5. No Partnership.

      Landlord does not, in any way or for any purpose, by virtue of this Lease, become a partner, employer, principal, master, agent or joint venturer of or with Tenant. Similarly, Tenant does not, in any way or for any purpose, by virtue of this Lease, become a partner, employer, principal, master, agent, or joint venturer of or with Landlord.

      Section 24.6. Force Majeure.

      If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work, or doing acts required under this Lease, the period provided or required hereunder for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this
Section 24.6 shall at no time operate to excuse Tenant from any obligations for payment of Base Rent, Percentage Rent, Additional Rent or any other payments required by the terms of this Lease when the same are due (nor shall they excuse Landlord from any obligations for payments due from Landlord to Tenant), and all such amounts shall be paid when due.

      In the event the Tenant is delayed in obtaining the approvals and/or assurances described at either Section 2.3.A, 2.5.A. or Section 3.3.A by reasons of force majeure or by reasons of the act or omission of Landlord, the time for compliance by Tenant (including, as applicable, the Commencement Date) shall be extended for a period equivalent to the period of such delay.

      Section 24.7. Submission of Lease.

      The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

      Section 24.8. Intentionally Omitted.

      Section 24.9. Notices.

      Whenever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and sent either by (i) certified mail, return receipt requested, postage prepaid, (ii) personal delivery by an independent service (including messenger service), which shall provide written confirmation of delivery or inability to deliver due to refusal, etc., or (iii) via an overnight carrier delivery (such as Federal Express or Airborne Express requiring signature on delivery to the addressee) which shall provide written confirmation of delivery or inability to deliver due to refusal, etc., and which is in any such event sent to the address of such addressee set forth in Section N of the Basic Lease Provisions, or to such other address as may be given by a party to the other by proper notice hereunder. The (i) third day after the certified mail is deposited with the United States Postal Service, (ii) the day personal delivery is attained, or (ii) the date the notice is delivered by the overnight carrier shall be the date on which any notice hereunder shall be deemed given.

      Section 24.10. Captions and Section Numbers.

      This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

      Section 24.11. Number and Gender.

      The use herein of a singular term shall include the plural, and vice versa, and use of the masculine, feminine or neuter genders shall include all others.

      Section 24.12. Intentionally Omitted.

      Section 24.13. Intentionally Omitted.

      Section 24.14. Broker's Commission.

      Tenant and Landlord warrant each to the other that it has had no dealings with any broker or agent in connection with this Lease except as designated in Section Q of the Basic Lease Provisions, and each party covenants to pay, hold harmless and indemnify the other from and against any and all costs expense or liability for any compensation, commissions and charges claimed by any broker other than as listed in Section Q of the Basic Lease Provisions, or agent with respect to this Lease or the negotiation thereof by virtue of the acts or commitments of such indemnifying party. Landlord shall pay the commissions of the parties listed in Section Q of the Basic Lease Provisions. Equis Corporation shall receive a commission of One Hundred Twenty Thousand Seven Hundred Twenty-Five and 00/100 Dollars ($120,725.00) earned upon the mutual execution of this Lease, but payable as follows: $60,362.50 payable upon mutual execution and delivery of this Lease, and $60,362.50 payable upon the earlier to occur of (i) the Tenant's opening for business at the Premises; or (ii) the date Base Rent first becomes due and payable under the terms of this Lease. The commission payable to Equis shall be a specific "line item" of Landlord's construction loan.

      Section 24.15. Partial Invalidity.

      If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      Section 24.16. Recording.

      The parties agree not to place this Lease of record, but each party shall, at the request of the other, execute a Memorandum of Lease specifying the date of commencement and termination of the Lease Term provided, that said Memorandum of Lease shall provide that it shall be automatically extinguished in the event this Lease, or Tenant's right to possession of the Premises, is terminated. Landlord and Tenant agree to execute a Memorandum of Lease in the form and content of that attached hereto as Exhibit I, simultaneously with their execution and delivery of this Lease. All recording costs with respect to such Memorandum of Lease shall be paid by Tenant.

      Section 24.17. Applicable Law.

      This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

      Section 24.18. Corporate Tenant.

      If Tenant is or will be a corporation, Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated and duly qualified (if foreign) corporation and is or will be authorized to do business in Illinois (a copy or evidence thereof to be supplied to Landlord upon request); and that the person executing this Lease on behalf of Tenant is an officer of such Tenant, and is duly authorized to sign and execute this Lease.

      Section 24.19. Intentionally Omitted.

                                  ARTICLE XXV
                             ENVIRONMENTAL MATTERS
                             ---------------------

      Tenant shall not use the Premises or any portion of the Project for any activities involving, directly or indirectly, the use, generation, treatment, storage, or disposal of any hazardous or toxic chemical, material, substance or waste, in concentrations which would violate applicable environmental laws, including without limitation: (1) asbestos in any form; (2) urea formaldehyde foam insulation; (3) transformers or other equipment which contain dielectric fluid containing polychlorinated byphenyls; (4) any other hazardous or toxic chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional or Local authority (all of the foregoing being hereinafter referred to collectively as "Hazardous Substances").

      During the term of this Lease Landlord shall have the option (provided Landlord reasonably has cause to suspect that the following condition may exist) to retain a consultant who will conduct an investigation of the Project to verify that no portion of the Project (including the Premises) is being used for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substance. Such consultant shall be retained at Landlord's expense (unless it is ultimately established that Tenant has breached the provisions of this Article XXV, in which event the consultant's fees shall be at Tenant's expense). Tenant hereby grants to Landlord, its agents, employees, consultants and contractors, upon reasonable advance notice (except in emergency situations, where no notice shall be required), the right to enter upon the Premises and to perform such tests on the Premises as are reasonably necessary to conduct any such investigation.

      In the event of Landlord's entry in the Premises without prior written notice due to an emergency situation, Landlord agrees to deliver telephonic notice to Tenant of such emergency entry as soon as possible after such emergency entry occurs.

      Tenant covenants to Landlord that the Premises shall not at any time prior or subsequent to the Commencement Date, be used by Tenant, any subtenant of Tenant, or any other person or entity claiming by, through or under Tenant, for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substance in concentrations which would violate applicable environmental laws.

      Tenant agrees to indemnify, defend, and forever hold Landlord harmless from and against any claims, losses, damages, actions, liabilities, causes of action, suits, investigations and judgments of any nature whatsoever, including, without limitation, reasonable attorneys' fees and costs of litigation, incurred by Landlord in connection with any breach by Tenant of the provisions contained in this Article XXV. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

      Landlord represents that upon delivery of possession of the Premises to Tenant, to Landlord's best knowledge the Premises shall be free of any known Hazardous Substance in concentrations which would violate applicable environmental laws.

      Landlord agrees to indemnify, defend and forever hold Tenant harmless from and against any claims, losses, damages, actions, liabilities, causes of action, suits, investigations and judgments of any nature whatsoever, including, without limitation, reasonable attorneys' fees and costs of litigation incurred by Tenant in connection with the aforesaid representation being untrue or in connection with any breach by Landlord of any of Landlord's covenants and agreements contained in this Article XXV. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Additionally, if any removal or remediation of any Hazardous Substance in the Premises preexisting at the time of delivery of possession of the Premises to Tenant takes longer than one hundred eighty (180) days from the date of the initial discovery thereof, then Tenant shall have the right to terminate this Lease. Tenant's right to terminate shall be exercised, if at all, by Tenant's delivery of ten (10) days prior written notice to Landlord of its election to so terminate, which notice shall be delivered within ten (10) days of the expiration of the 180 day period described above. Tenant's failure to timely deliver the termination notice shall be deemed a waiver of the right to terminate. Landlord shall comply with all applicable environmental laws, including any amendments thereto and any other environmental laws and regulations relating to Landlord's (but not any unrelated third party's) use, storage, treatment or disposal of any Hazardous Substances within the Project.

                                  ARTICLE XXVI
                               DEFENSE OF CLAIMS
                               -----------------

      Section 26.1. Defense of Claims.

      Notwithstanding anything to the contrary contained in this Lease, if any claim, action or proceeding is brought against a party for a matter covered by an indemnification by the other party which is contained in this Lease, then:
(a) the indemnifying party shall defend such claim, action or proceeding by counsel selected by such indemnifying party and reasonably satisfactory to the indemnified party (counsel for the insurance company of such indemnifying party being deemed to be satisfactory), (b) the indemnified party shall be obligated to cooperate in the defense of such claim, action or proceeding, and (c) the indemnifying party shall not settle any such claim, action or proceeding without the approval of the indemnified party (such approval not to be unreasonably withheld or delayed).

      Notwithstanding any provision of this Lease to the contrary, in no event shall any mortgagee, or any purchaser of Landlord's interests in the Premises at a foreclosure of any applicable mortgage (a "Transferee"), have any obligations or liabilities (financial or otherwise) on account of any representation, warranty, or indemnification obligation of Landlord with respect to Hazardous Substances, asbestos, or other environmental laws, claims or liabilities, whether expressly stated as such or subsumed within general obligations to comply with laws or preserve the benefits of Tenant's use and enjoyment of the Premises (collectively, "Environmental Obligations"); provided, that upon any Transferee succeeding to the interests of the Landlord in the Premises, such Transferee shall be subject to the Environmental Obligations then applicable under the terms of the Lease to the extent (and only to the extent) that the same arise from substances or conditions on the Premises caused to be introduced or created by such Transferee during the period in which such Transferee shall hold the Landlord's interests in the Premises. Nothing in the preceding sentence shall be construed to limit Tenant's right to assert claims or obtain remedies against the Landlord having originally failed to perform Environmental Obligations, if Tenant would otherwise be entitled to do so pursuant to the Lease and if such claims or remedies do not involve termination of this Lease, or offsets against rent payable to, or the assertion of claims against, any Mortgagee or Transferee.

                                  ARTICLE XXVII
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      Section 27.1.A. Representations and Warranties of Landlord.

      Landlord hereby represents, warrants and covenants that:

      (a) Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the full Term of the Lease;

      (b) Landlord owns and has good and marketable title to the Land in fee simple, and no title matters affecting or encumbering said Land restrict or impede the improvement of the Premises and/or the use and occupancy of the Premises as contemplated by this Lease;

      (c) The RETAIL AREA is zoned in conformity with applicable laws in a manner permitting the improvement of the Premises and the use and occupancy of the Premises for the permitted uses and other retail and related purposes as provided and/or contemplated hereunder;

      (d) Landlord has not received any notice of a pending or threatened actions or legal proceedings (including, without limitation, condemnation proceedings) affecting the Land or Landlord's interests therein;

      (e) All public rights-of-way shown on Exhibit "B" and "C" attached hereto as being adjacent to the Land abut the Land, as shown, and permit unrestricted ingress and egress between the Land and all such rights-of-way;

      (f) All utilities necessary for the full use and operation (each as contemplated hereunder) of the Premises by Tenant are available for tie-in at the perimeter of the Premises; and

      (g) The Premises and the building in which such Premises are situated, as of the Commencement Date, will be in compliance with all applicable laws, ordinances, rules and regulations and, to the best of Landlord's knowledge, as of the date hereof, the Premises and the building in which the Premises are situated contain no latent defects or conditions which have not been heretofore expressly disclosed in writing by Landlord to Tenant.

      (h) Landlord has obtained all approvals which are necessary or requisite to execute this Lease, and to permit the lease and use of the Premises as contemplated hereunder and to bind the Landlord.

      Section 27.1.B. Representations and Warranties of Tenant.

      Tenant hereby represents, warrants and covenants that:

      (a) Tenant has full right and lawful authority to enter into and perform Tenant's obligations under this Lease for the full Term of the Lease, including specifically, and not limited thereto, that sufficient funds will be available to Tenant to pay, on a timely basis for Tenant's Fraction and for the cost of Tenant's furniture, fixtures and equipment proposed to be installed by Tenant at the Premises;

      (b) Tenant has obtained all approvals which are necessary or requisite to execute this Lease, and to bind the Tenant.

      Section 27.2. Survival of Obligations.

      All of Landlord's and Tenant's obligations under this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease (including, without limitation, each indemnity agreement and hold harmless agreement of Landlord and Tenant contained herein) shall survive the expiration or earlier termination of this Lease.

      Section 27.3. Lighting.

      Landlord agrees to provide adequate lighting of those portions of the Common Areas servicing the Premises (including, without limitation, the valet parking area) and Landlord agrees to provide adequate lighting of those portions of the Common Areas located on or immediately adjacent to the Premises, which lighting in both instances shall continue to operate from thirty (30) minutes before dusk until sixty (60) minutes following the close of Tenant's business each evening.

      Section 27.4. Limitation of Liability

      Anything to the contrary herein contained notwithstanding, but subject however to the next paragraph of this Section 27.4, there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord, and excepting cases of fraud, that no personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against Landlord on account of this Lease or on account of any representations, covenants, undertakings, warranties or agreements of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Retail Area (including insurance proceeds [subject to the rights of Landlord's lender as to application of such proceeds], rents, and proceeds of sales) for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever (except as otherwise provided herein).

      Notwithstanding anything to the contrary set forth in this Lease, it is acknowledged and agreed that the provisions of this Section 27.4 shall not be deemed to deny to Tenant, or to limit Tenant's right to obtain, injunctive relief or specific performance of Landlord's covenants under this Lease nor to deny or limit Tenant's right to avail itself of any other right or remedy which may be accorded Tenant under the terms of this Lease (including, without limitation, Section 3.6 and Section 19.1 hereof) or which may be accorded to Tenant by law or at equity and which do not involve personal liability of Landlord, by reason of Landlord's failure to perform its obligations hereunder. Further notwithstanding anything to the contrary set forth in this Lease, it is agreed that the exculpatory provisions of this Section 27.4 shall not apply to, and the provisions of this Section 27.4 shall accordingly not be deemed to limit or prejudice the rights of Tenant to proceed against any assets of Landlord whatsoever, or in the Retail Area and such assets shall be and remain fully available to Tenant (and any judgment obtained by Tenant against Landlord may be satisfied from any such assets) in connection with, any and all liabilities, claims, demands, damages, expenses, costs, losses, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of, or which is materially connected with, fraud on the part of Landlord in connection with this Lease and/or Landlord's exercise of its duties and obligations hereunder.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                     LANDLORD:

                                     MARINA CITY HOTEL ENTERPRISES, L.L.C.,
                                     an Illinois limited liability company

                                     By: /s/ David Murdoch
                                         --------------------------------------
                                     Name:  David Murdoch
                                     Title: Manager


                                     TENANT:

                                     S & W CHICAGO, L.L.C.
                                     a Delaware limited liability company

                                          By:   The New York Restaurant Group,
                                                L.L.C., a Delaware limited
                                                liability company, its Majority
                                                Member

                                                By:   La Cite, Inc. a Delaware
                                                      corporation, its Manager

                                                      By: /s/ James M. Dunn
                                                          ---------------------
                                                              James M. Dunn
                                                              Its Authorized
                                                              Representative